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Exhibit 2.1

AMENDMENT NO. 1 TO COMBINATION AGREEMENT

        This AMENDMENT NO. 1 TO COMBINATION AGREEMENT (this "Amendment") is made and entered into as of November 11, 2004, between Adolph Coors Company, a Delaware corporation ("Coors"), Molson Coors Canada Inc., a Canadian corporation and an indirect Subsidiary of Coors formerly known as Coors Canada Inc. ("Exchangeco"), and Molson Inc., a corporation organized and existing under the laws of Canada ("Molson").

RECITALS:

        WHEREAS, the parties hereto are parties to a Combination Agreement, dated as of July 21, 2004 (the "Combination Agreement");

        WHEREAS, the parties hereto agree that, pursuant to the Arrangement, as modified by the parties hereto through the date hereof, Molson shall pay a dividend to the holders of Molson Common Shares who are of record as of the last trading day immediately prior to the Effective Time;

        WHEREAS, Pentland and its Subsidiaries have waived any participation in the Molson Dividend (as defined herein);

        WHEREAS, the parties hereto agree that, in connection with the transactions contemplated by the Combination Agreement, holders of Molson Options will vote only with respect to those provisions of the Arrangement which effect the exchange of Molson Options for options to purchase shares of Coors' Class B Common Stock;

        WHEREAS, the board of directors of Molson, based upon the recommendation of the Independent Committee, has determined that this Amendment is in the best interests of Molson;

        WHEREAS, a duly authorized special committee of the board of directors of Coors (the "Combination Committee") has determined that this Amendment is advisable to and in the best interests of each class of its stockholders;

        WHEREAS, the parties to the Coors Voting Agreement have acknowledged and agreed to the terms of this Amendment;

        WHEREAS, the parties to the Molson Voting Agreement have acknowledged and agreed to the terms of this Amendment; and

        WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Combination Agreement.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Section 1. Amendments to the Combination Agreement.

        (a)   Section 1.1 of the Combination Agreement is hereby amended by deleting therefrom the defined terms "Molson Resolution", "Molson Meeting" and "Joint Proxy Statement/Circular," and adding thereto the following defined terms:

  " 'Closing' means the closing of the transactions contemplated by this Agreement and by the Arrangement."

  " 'Joint Proxy Statement/Circular' means, collectively, (a) the notice of the Coors Meeting to be sent to holders of Coors Common Stock, (b) the notice of the Molson Meeting and the notice of the Molson Optionholders Meeting to be sent to holders of Molson Common Shares and Molson Options, respectively, and (c) the accompanying joint proxy statement/management information circular in connection with the Coors Meeting, the Molson Meeting and the Molson Optionholders Meeting, in each case as amended, supplemented or otherwise modified; provided that if a party elects for the parties to prepare a separate proxy statement of Coors and management information circular of Molson, then references to the Joint Proxy Statement/Circular shall refer to the proxy statement of Coors, in the case of Coors, and the management information circular of Molson, in the case of Molson."

  " 'Molson Dividend' means that certain special dividend in the amount of Cdn.$3.26 in cash per share payable by Molson to all holders of Molson Common Shares who are of record immediately prior to the Effective Time pursuant to the Plan of Arrangement."

  " 'Molson Meeting' means the special meeting of holders of Molson Common Shares, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and other matters related to this Agreement and the Arrangement."

  " 'Molson Optionholder Resolution' means the resolution of the holders of the Molson Options, to be substantially in the form and content of Exhibit A-1 hereto."

  " 'Molson Optionholders Meeting' means the meeting of holders of Molson Options, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider those provisions of the Arrangement which effect the exchange of Molson Options for options to purchase shares of Coors' Class B Common Stock."

  " 'Molson Shareholder Resolution' means the special resolution of the holders of the Molson Common Shares, to be substantially in the form and content of Exhibit A-2 hereto."

        (b)   Section 2.1(b) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(b) subject to the terms of this Agreement and in accordance with the Interim Order, as soon as reasonably practicable, convene and hold (i) the Molson Meeting for the purpose of considering the Molson Shareholder Resolution and (ii) the Molson Optionholders Meeting for the purpose of considering the Molson Optionholder Resolution;".

        (c)   Section 2.3(a) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Molson Meeting and the Molson Optionholders Meeting and for the manner in which such notice is to be provided;".

        (d)   Section 2.3(b) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(b) that, subject to the approval of the Court and subject to obtaining exemptions from applicable Canadian Securities Regulatory Authorities, the requisite approval (i) for the Molson Shareholder Resolution shall be (A) 66 2/3% of the votes cast on the Molson Shareholder Resolution by holders of Molson Class A Common Shares, voting as a separate class, present in person or by proxy at the Molson Meeting and (B) 66 2/3% of the votes cast on the Molson Shareholder Resolution by holders of Molson Class B Common Shares voting as a separate class, present in person or by proxy at the Molson Meeting (such approvals described in this Section 2.3(b)(i), the "Molson Shareholder Approval"), and (ii) for the Molson Optionholder Resolution shall be 66 2/3% of the votes cast on the Molson Optionholder Resolution by holders of Molson Options (such that each holder of Molson Options is entitled to one vote for each Molson Class A Common Share that such holder would have received on a valid exercise of such holder's Molson Options), present in person or by proxy at the Molson Optionholders Meeting (such approvals described in this Section 2.3(b)(ii), the "Molson Optionholder Approval");".

        (e)   Section 2.4 of the Combination Agreement is hereby amended so that a new sentence shall be inserted immediately after the second sentence thereof, and such new sentence shall read in its entirety as follows:

  "Pursuant to and in accordance with the Plan of Arrangement, Molson shall pay the Molson Dividend."

        (f)    Section 2.5(a) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(a) As promptly as reasonably practicable after the execution and delivery of this Agreement, Molson and Coors shall complete the Joint Proxy Statement/Circular together with any other documents required by the Securities Laws or other applicable Laws in connection with the Molson Meeting, the Molson Optionholders Meeting and the Coors Meeting. Molson and Coors shall use their respective reasonable best efforts to have the Joint Proxy Statement/Circular cleared, if applicable, by the SEC and any other applicable Governmental Entity. As promptly as practicable after the execution and delivery of this Agreement or such clearance, if applicable, Molson and Coors shall, unless otherwise agreed to by the parties, cause the Joint Proxy Statement/Circular and other documentation required in connection with the Molson Meeting, the Molson Optionholders Meeting and the Coors Meeting to be sent contemporaneously to (x) in the case of Molson, each holder of Molson Common Shares and Molson Options and filed as required by the Interim Order and applicable Laws and (y) in the case of Coors, each Coors stockholder as required by applicable Laws. Prior to the date of the initial filing of the Joint Proxy Statement/Circular either party may elect for the parties to file a separate proxy statement of Coors and management circular of Molson in lieu thereof."

        (g)   Section 2.5(b) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(b) Subject to the terms of this Agreement, Molson shall (i) take all lawful action to solicit in favor of the Molson Shareholder Approval and the Molson Optionholder Approval, (ii) recommend to all holders of Molson Common Shares that they vote in favor of the Molson Shareholder Resolution and recommend to all holders of Molson Options that they vote in favor of the Molson Optionholder Resolution and (iii) not withdraw, modify or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify) in any manner adverse to Coors any such recommendation or take any other action or make any other public statement in connection with the Molson Meeting or the Molson Optionholders Meeting inconsistent with any such recommendation (collectively, a "Change in Molson Recommendation"), provided, however, that Molson (A) may make such a Change in Molson Recommendation if Molson's board of directors, after consultation with outside legal counsel, has determined that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (B) upon such a Change in Recommendation, may solicit votes of holders of Molson Common Shares and holders of Molson Options consistent with such Change in Molson Recommendation. In connection with a Change in Molson Recommendation, Molson may amend or supplement the Joint Proxy Statement/Circular (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change in Molson Recommendation."

        (h)   Section 2.5(d) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(d) Subject to the terms of this Agreement, Molson and Coors shall each use their respective reasonable best efforts to cause the Coors Meeting and Molson Meeting to be held on the same date. Subject to the terms of this Agreement, Molson shall use its reasonable best efforts to cause the Molson Optionholders Meeting to be held on or before such date. Each of Molson and Coors shall not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Molson Meeting, the Molson Optionholders Meeting or the Coors Meeting, as applicable, without the other party's prior written consent, in each case, except as required (i) by applicable Laws or an Order of the Court, (ii) for quorum purposes or (iii) to enable Molson or Coors, as applicable, to comply with its obligations under Section 6.2(b)(iii)."

        (i)    Section 2.6(b) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(b) Coors and Exchangeco shall use their respective reasonable best efforts to obtain the approval of the TSX for the listing of the Coors Class A Common Stock, the Coors Class B Common Stock, the Exchangeable Shares and the Exchangeco Public Preference Shares, each such listing to be effective prior to or as of the Effective Time."

        (j)    Section 2.8 of the Combination Agreement is hereby amended to read in its entirety as follows:

  "2.8 Execution of Transaction Documents; Payment of Dividend; Issuance of Stock. On the Closing Date, (i) each of Molson, Coors and Exchangeco shall execute and deliver each of the Transaction Documents to which it is a party, (ii) pursuant to and in accordance with the Plan of Arrangement, Molson shall pay the Molson Dividend, (iii) Coors shall issue Coors Common Stock to (or at the direction of) Callco in accordance with the terms of this Agreement, and such Coors Common Stock shall be duly and validly issued by Coors, fully paid and non-assessable, and (iv) Exchangeco shall issue Exchangeable Shares and Exchangeco Public Preference Shares to the shareholders of Molson in accordance with this Agreement and the Plan of Arrangement, and such Exchangeable Shares and Exchangeco Public Preference Shares shall be duly and validly issued by Exchangeco, fully paid and non-assessable. Except as provided in the Plan of Arrangement, all Coors Common Stock issued by Coors pursuant to the Plan of Arrangement and all Exchangeable Shares and Exchangeco Public Preference Shares issued by Exchangeco pursuant to the Plan of Arrangement shall be free of preemptive rights, encumbrances, charges and liens of any nature."

        (k)   Section 5.1(b) of the Combination Agreement is hereby amended so that the word "and" immediately before clause (ii) shall be replaced by a comma, and the following shall be inserted immediately before the semi-colon at the end of Section 5.1(b):

  "and (iii) the Molson Dividend".

        (l)    Section 5.1(d) of the Combination Agreement is hereby amended to add at the beginning thereof the words "reduce the exercise price or amend any other terms with respect to the Molson Options in such a manner that would compensate the holders of such options for not receiving the Molson Dividend, or".

        (m)  Section 5.1(g) of the Combination Agreement is hereby amended to read in its entirety as follows:

  "(g) incur, assume or guarantee any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire debt securities or enter into any keep-well or other arrangements to maintain the financial condition of any other Person, other than short-term borrowings in the ordinary course of business and in amounts and on terms consistent with past practices, and other than any borrowings (on terms reasonably acceptable to each of Molson and Coors) necessary to provide for the payment of the Molson Dividend;".

        (n)   The Combination Agreement is hereby amended to add new Section 6.23, which shall read in its entirety as follows:

  "Molson Dividend. Molson shall use its reasonable best efforts to fund the Molson Dividend with funds from the operations of Molson. To the extent that Molson is not able to fund the Molson Dividend with funds from its operations, Molson shall fund the Molson Dividend through third-party financing on terms reasonably acceptable to each of Molson and Coors. Molson shall use its reasonable best efforts to obtain and set aside, on or prior to the date that the Final Order is obtained, funds in an amount sufficient to pay the Molson Dividend."

        (o)   The Combination Agreement is hereby amended to add new Section 7.3(e), which shall read in its entirety as follows:

  "(e) Molson Dividend.    Molson shall have obtained and set aside funds in an amount sufficient to pay the Molson Dividend; provided that this condition shall not apply if Coors is in breach in any material respect of Section 6.23."

        (p)   Section 9.2(a) is hereby amended to read in its entirety as follows:

          (a)   if to Coors, to:

    Adolph Coors Company
    311 10th Street
    Golden, CO 80401
    Attention: Robert Reese
    Telecopy No.: (303) 277-7407

    with copies to:

    Kirkland & Ellis LLP
    200 East Randolph Drive
    Chicago, Illinois 60610
    Attention: R. Scott Falk, P.C.
    Telecopy No.: (312) 861-2200

    Kirkland & Ellis LLP
    Citigroup Center
    153 East 53rd Street
    New York, New York 10022
    Attn: Stephen Fraidin, Esq.
               Frederick Tanne, Esq.
    Telecopy No.: (212) 446-4900

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, New York 10017
    Attention: Charles I. Cogut, Esq.
                        Maripat Alpuche, Esq.
    Telecopy No.: (212) 455-2502

    and

    Osler, Hoskin & Harcourt LLP
    P.O. Box 50

    1 First Canadian Place
    Suite 6600
    Toronto, Ontario
    Canada M5X 1B8
    Attention: Clay Horner, Esq.
    Telecopy No.: (416) 862-6666

        Section 2. Certain Amendments to Exhibits to Combination Agreement and Transaction Documents.

        (a)   Exhibit A to the Combination Agreement is hereby deleted, and Exhibits A-1 and A-2 hereto shall be deemed to be Exhibits A-1 and A-2, respectively, to the Combination Agreement.

        (b)   Exhibit B to the Combination Agreement is hereby amended to read in its entirety as set forth on Exhibit B attached hereto.

        (c)   Exhibit C to the Combination Agreement is hereby amended so that it shall read in its entirety as set forth on Exhibit C attached hereto.

        (d)   To the extent necessary to reflect amendments to the Combination Agreement, conforming changes shall be made to the definitive or execution versions of documents the forms of which are attached as Exhibits to the Combination Agreement.

        Section 3. Representations and Warranties of Coors. Coors represents and warrants to Molson as of the date hereof as follows (references in this Section 3 to documents referred to in this Amendment refer to such documents as amended hereby):

        (a)   Authority. Coors has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the documents referred to in this Amendment to which it is a party and, subject to the receipt of the Coors Stockholder Approval, the Interim Order and the Final Order, to consummate the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party. The execution, delivery and performance by Coors of this Amendment and the consummation by Coors of the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Coors, and no other corporate proceedings on the part of Coors are necessary to authorize this Amendment or to consummate the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party, other than the Coors Stockholder Approval, the Interim Order and the Final Order. This Amendment has been duly and validly executed and delivered by Coors and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of Coors, enforceable against Coors in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

        (b)   Approval. At a meeting duly called and held, the Combination Committee has unanimously: (i) determined that this Amendment and the documents referred to in this Amendment to which Coors is a party and the transactions contemplated hereby and thereby (including the Coors Share Issuance, the Coors Charter Amendment and the Arrangement) are advisable and fair to and in the best interests of Coors and the holders of each class of the Coors Common Stock; (ii) authorized and approved this Amendment and the documents referred to in this Amendment to which Coors is a party and the transactions contemplated hereby and thereby (including the Coors Share Issuance, the Coors

Charter Amendment and the Arrangement); and (iii) resolved to recommend approval and adoption of the Coors Share Issuance by its stockholders at the Coors Meeting.

        (c)   No Conflict. The execution, delivery and performance by Coors of this Amendment and the consummation by Coors of the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party do not and will not, subject to obtaining the Coors Stockholder Approval and receipt of the Approvals referred to in Section 3(d) below, (i) contravene, conflict with or result in a violation or breach of any provision of the Coors Charter Documents or the equivalent organizational documents of any of Coors' material Subsidiaries, (ii) contravene, conflict with or result in a violation or breach of any provisions of any Law applicable to Coors or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, amendment, acceleration, triggering or cancellation or other change of any right or obligation or the loss of any benefit to which Coors or any of its Subsidiaries is entitled under (A) any provision of any Contract or other instrument binding upon Coors or any of its Subsidiaries or (B) any Permit held by, or affecting, or relating in any way to, the assets or business of, Coors or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Coors or any of its Subsidiaries, other than such exceptions in the case of clause (ii), (iii) or (iv) as have been disclosed to Molson on or before the date of this Amendment or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        (d)   Required Filings and Consents. The execution, delivery and performance by Coors of this Amendment and the documents referred to in this Amendment to which it is a party and the consummation by Coors of the transactions contemplated hereby and thereby do not, and shall not, require any Approval, action by or in respect of, filing with or notification to, any Governmental Entity, to be made or obtained by Coors or its Subsidiaries, except for (i) the Competition Act Approval, (ii) the ICA Approval, (iii) the compliance with any applicable requirements of the HSR Act, including pre-merger notification requirements, (iv) any other applicable competition, merger control, antitrust or similar Law of foreign Governmental Entities, (v) the filing with the SEC and the mailing to the Coors stockholders of the Joint Proxy Statement/Circular, and the filing with the SEC of the Form 8-A, the Form S-3 and any reports that might be required pursuant to the 1934 Act in connection with the Combination Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (vi) the filing with the Secretary of State of the State of Delaware of the restated certificate of incorporation of Coors, in the form attached to the Combination Agreement as Exhibit G, (vii) any Orders of applicable Canadian Securities Regulatory Authorities required by Section 2.6(a), (viii) such other filings, authorizations, decisions or orders as may be required by the rules and regulations of the NYSE, the TSX or any state securities or blue sky laws, (ix) any approvals required by the Interim Order, the Final Order or filings with the Director under the CBCA and/or (x) any other Approvals or Permits, which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Coors.

        (e)   Opinions of Financial Advisors. The board of directors of Coors has received from its financial advisor, Deutsche Bank Securities Inc., an opinion, dated November 4, 2004, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to (i) the holders of the Coors Class A Common Stock and (ii) the holders of the Coors Class B Common Stock.

        Section 4. Representation and Warranties of Molson. Molson represents and warrants to Coors as of the date hereof as follows (references in this Section 4 to documents referred to in this Amendment refer to such documents as amended hereby):

        (a)   Authority. Molson has all necessary corporate power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the documents referred to in this Amendment to which it is a party and, subject to the receipt of the Molson Shareholder Approval, the Molson Optionholder Approval, the Interim Order and the Final Order, to consummate the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party. The execution, delivery and performance by Molson of this Amendment and the consummation by Molson of the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party have been duly and validly authorized by all necessary corporate action on the part of Molson, and no other corporate proceedings on the part of Molson are necessary to authorize this Amendment to consummate the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party, other than the Molson Shareholder Approval, the Molson Optionholder Approval, the Interim Order and the Final Order. This Amendment has been duly and validly executed and delivered by Molson and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of Molson, enforceable against Molson in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

        (b)   Approval. At a meeting duly called and held, Molson's board of directors has, based on the recommendation of the Independent Committee, unanimously: (i) determined that this Amendment and the documents referred to in this Amendment to which Molson is a party and the transactions contemplated hereby and thereby (including the Arrangement) are fair to the holders of each class of the Molson Common Shares (other than Pentland) and in the best interests of Molson and; (ii) authorized and approved this Amendment and the documents referred to in this Amendment to which Molson is a party and the transactions contemplated hereby and thereby (including the Arrangement); and (iii) resolved to recommend approval and adoption of the Arrangement by its shareholders at the Molson Meeting and to recommend approval of the exchange of each Molson Option for a Replacement Option by its option holders.

        (c)   No Conflict. The execution, delivery and performance by Molson of this Amendment and the consummation by Molson of the transactions contemplated by this Amendment and the documents referred to in this Amendment to which it is a party, do not and will not, subject to obtaining the Molson Shareholder Approval and the Molson Optionholder Approval and receipt of the Approvals referred to in Section 4(d) below, (i) contravene, conflict with or result in a violation or breach of any provision of the Molson Charter Documents or the equivalent organizational documents of any of Molson's material Subsidiaries, (ii) contravene, conflict with or result in a violation or breach of any provisions of any Law applicable to Molson or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, amendment, acceleration, triggering or cancellation or other change of any right or obligation or the loss of any benefit to which Molson or any of its Subsidiaries is entitled under (A) any provision of any Contract or other instrument binding upon Molson or any of its Subsidiaries or (B) any Permit held by, or affecting, or relating in any way to, the assets or business of, Molson or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Molson or any of its Subsidiaries, other than such exceptions in the case of clause (ii), (iii) or (iv) as have been disclosed to Coors on or before the date of this Amendment or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

        (d)   Required Filings and Consents. The execution, delivery and performance by Molson of this Amendment and the documents referred to in this Amendment to which it is a party and the consummation by Molson of the transactions contemplated hereby and thereby do not, and shall not, require any Approval, action by or in respect of, filing with or notification to, any Governmental Entity, to be made or obtained by Molson or its Subsidiaries, except for (i) the Competition Act Approval, (ii) the ICA Approval, (iii) the compliance with any applicable requirements of the HSR Act, including pre-merger notification requirements, (iv) any other applicable competition, merger control, antitrust or similar Law of foreign Governmental Entities, (v) the filing with the Canadian Securities Regulatory Authorities and the mailing to the shareholders of Molson of the Joint Proxy Statement/Circular, (vi) such other filings, authorizations, decisions or orders as may be required by the rules and regulations of the TSX, (vii) any approvals required by the Interim Order, the Final Order or filings with the Director under the CBCA and/or (viii) any other Approvals or Permits, which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Molson.

        (e)   Opinions of Financial Advisors. The Independent Committee has received from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an opinion, dated November 10, 2004, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Molson Common Shares (other than Pentland and Eric H. Molson). The board of directors of Molson has received from its financial advisors, Citigroup Global Markets Inc. and BMO Nesbitt Burns, separate opinions, each dated November 11, 2004, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of the Molson Common Shares.

        Section 5. General Provisions.

        (a)   Counterparts. This Amendment may be executed in one or more counterparts, which may be delivered by facsimile transmission, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        (b)   Governing Law and Venue; Waiver of Jury Trial. (i) This Amendment shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with, and any disputes arising out of or related to this Amendment shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York, except to the extent mandatorily governed by the laws of Canada or the laws of the province of Quebec or the State of Delaware, as applicable. Except with respect to the Interim Order or Final Order or any other matter relating thereto over which the Court has jurisdiction, the parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York solely in respect of the interpretation and enforcement of the provisions of this Amendment and of the documents referred to in this Amendment, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Amendment or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Actions shall be heard and determined in such New York court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.2 of the Combination Agreement or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        (ii)   EACH OF COORS AND MOLSON HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE

ACTIONS OF COORS OR MOLSON IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        (c)   The representations and warranties of Molson and Coors contained in this Amendment shall terminate at the Effective Time. Further, the covenant of Molson set forth in Section 5.1(b) of the Combination Agreement, as amended hereby, shall terminate as of immediately prior to the Effective Time.

        (d)   Except as specifically provided for in this Amendment, all other provisions of the Combination Agreement shall continue in full force and effect.

*    *    *    *    *

        IN WITNESS WHEREOF, Coors, Exchangeco and Molson have caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

ADOLPH COORS COMPANY

By:	/s/ ANNITA MENOGAN Name:Annita Menogan Title: Vice President, Deputy General Counsel, Secretary

MOLSON COORS CANADA INC.
By:	/s/ ANNITA MENOGAN Name:Annita Menogan Title: Vice President, Deputy General Counsel, Secretary

MOLSON INC.
By:	/s/ MARIE GIGUÈRE Name: Marie Giguère Title: Senior Vice-President, Chief Legal Officer & Secretary

Exhibits to Amendment:

Exhibit A-1	Form of Molson Shareholder Resolution
Exhibit A-2	Form of Molson Optionholder Resolution
Exhibit B	Form of Plan of Arrangement
Exhibit C	Form of Class A Coors Voting Trust Agreement

Exhibit A-I

MOLSON RESOLUTIONS

MOLSON SHAREHOLDERS SPECIAL RESOLUTION

BE IT RESOLVED THAT:

  1.
  The arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act (the "CBCA") involving Molson Inc. ("Molson"), as more particularly described and set forth in the Joint Proxy Statement/Management Information Circular (the "Circular") of Molson accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

  2.
  The plan of arrangement, as it may be or have been amended, (the "Plan of Arrangement") involving Molson, the full text of which is set out as Exhibit B to the Combination Agreement dated as of July 21, 2004, as amended, between Adolph Coors Company, Coors Canada Inc. and Molson (the "Combination Agreement"), is hereby approved and adopted.

  3.
  The Combination Agreement, the actions of the directors of Molson in approving the Arrangement and the actions of the officers of Molson in executing and delivering the Combination Agreement and any amendments thereto are hereby ratified and approved.

  4.
  Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of Molson or that the Arrangement has been approved by the Superior Court of Québec, the directors of Molson are hereby authorized and empowered (i) to amend the Combination Agreement, or the Plan of Arrangement to the extent permitted by the Combination Agreement, and (ii) subject to the terms of the Combination Agreement, not to proceed with the Arrangement.

  5.
  Any officer or director of Molson is hereby authorized and directed for and on behalf of Molson to execute and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA in accordance with the Combination Agreement.

  6.
  Any officer or director of Molson is hereby authorized and directed for and on behalf of Molson to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

A-I-1

Exhibit A-II

MOLSON OPTIONHOLDERS RESOLUTION

BE IT RESOLVED THAT:

  1.
  Section 2.2(i) of the plan of arrangement (the "Arrangement") under section 192 of the Canada Business Corporations Act (the "CBCA") involving Molson Inc. ("Molson"), providing for the exchange of options to purchase Molson Class A non-voting shares for options to purchase shares of Class B common stock of Molson Coors Brewing Company, as more particularly described and set forth in Annex "D" of the Joint Proxy Statement/Management Information Circular (the "Circular") of Molson accompanying the notice of this meeting (as such section 2.2(i) of the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

  2.
  Notwithstanding that this resolution has been passed by the optionholders of Molson (and the Arrangement adopted by the shareholders of Molson) or that the Arrangement has been approved by the Superior Court of Québec, the directors of Molson are hereby authorized and empowered (i) to amend such section 2.2(i) of the Arrangement to the extent permitted by the combination agreement dated as of July 21, 2004, as amended, between Adolph Coors Company, Coors Canada Inc. and Molson (the "Combination Agreement") and (ii) subject to the terms of the Combination Agreement, not to proceed with the Arrangement.

A-II-1

Exhibit B

PLAN OF ARRANGEMENT

The Plan of Arrangement excludes certain exhibits which have been previously filed by Adolph Coors Company with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K/A, dated August 4, 2004, and by Molson Inc. with the securities commission or similar authority in each of the provinces and territories of Canada on a Material Change Report, dated July 30, 2004.

PLAN OF ARRANGEMENT
UNDER SECTION 192
OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

  "Affiliate" has the meaning ascribed thereto in the Securities Act (Québec);

  "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 8.4 of the Combination Agreement or Article 6 hereof or made at the direction of the Court in the Final Order;

  "Arrangement Resolution" means the special resolution of the holders of the Molson Shares to be considered at the Molson Meeting substantially in the form and content of Exhibit A-1 to the Combination Agreement;

  "Articles of Arrangement" means the articles of arrangement of Molson in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

  "Business Day" means any day on which commercial banks are generally open for business in Denver, Colorado and Montréal, Québec, other than a Saturday, a Sunday or a day observed as a holiday in Denver, Colorado under the laws of the State of Colorado or the federal laws of the United States of America or in Montréal, Québec under the laws of the Province of Québec or the federal laws of Canada;

  "Callco" means Molson Coors Callco ULC, a Nova Scotia unlimited liability company existing under the laws of the Province of Nova Scotia, Canada, which, at the time of the consummation of the Arrangement, will be a direct or indirect wholly-owned subsidiary of Coors;

  "Canadian Resident" means a resident of Canada for purposes of the ITA and includes a partnership any member of which is a resident of Canada for purposes of the ITA;

  "CBCA" means the Canada Business Corporations Act, as amended;

  "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

  "Circular" means the notice of the Molson Meeting and accompanying management information circular, including all appendices thereto, to be sent to holders of Molson Shares and Molson Options in connection with the Molson Meeting;

  "Class A Exchangeable Shares" means validly issued Class A Exchangeable Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

  "Class A Fraction" means 126/360;

  "Class A Preferred Shares" means validly issued non-voting Class A Preferred Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Preferred Share Provisions;

  "Class B Exchangeable Shares" means validly issued Class B Exchangeable Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

  "Class B Fraction" means 234/360;

  "Class B1 Preferred Shares" means validly issued non-voting Class B1 Preferred Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Preferred Share Provisions;

  "Class B2 Preferred Shares" means validly issued voting Class B2 Preferred Shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in the Preferred Shares Provisions;

  "Combination Agreement" means the combination agreement made as of July 21, 2004 among Coors, Exchangeco and Molson, as amended, as of November 11, 2004 and as may be further amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

  "Coors" means Adolph Coors Company, a corporation existing under the laws of the State of Delaware and which will change its name to Molson Coors Brewing Company on the Effective Date, and any successor corporation thereto;

  "Coors Class A Common Stock" means the Class A common stock, par value $0.01 in the capital of Coors;

  "Coors Class B Common Stock" means the Class B common stock, par value $0.01 in the capital of Coors;

  "Coors Common Stock" means, collectively, the Coors Class A Common Stock and Coors Class B Common Stock;

  "Corresponding Coors Common Stock" means, with respect to a class of Exchangeable Shares, the class of Coors Common Stock set out opposite such class of Exchangeable Shares below:

Class of Coors Common Stock	Class of Exchangeable Shares
Coors Class A Common Stock	Class A Exchangeable Shares
Coors Class B Common Stock	Class B Exchangeable Shares

  "Court" means the Superior Court of Quebec;

  "Currency Exchange Rate" means the noon setting rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York;

  "Current Market Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Depositary" means CIBC Mellon Trust Company at its offices set out in the Letter of Transmittal and Election Form;

  "Director" means the Director appointed pursuant to section 260 of the CBCA;

  "Dissent Rights" has the meaning ascribed thereto in section 3.1;

  "Dissenting Shareholder" means a holder of Molson Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

  "Dividend Amount" means an amount equal to and in satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such share by Callco from such holder;

  "Drop Dead Date" means January 31, 2005, or such later date as may be mutually agreed by the parties to the Combination Agreement;

  "Effective Date" means the date shown on the Certificate, provided that such date occurs on or prior to the Drop Dead Date;

  "Effective Time" means 12:01 a.m. (Montreal time) on the Effective Date;

  "Election Deadline" means 5:00 p.m. (local time) at the place of deposit on the date which is two Business Days prior to the date of the Molson Meeting;

  "Exchange Ratio" means 0.360;

  "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix I hereto;

  "Exchangeable Share Support Agreement" means the agreement made between Coors, Callco and Exchangeco substantially in the form and content of Schedule E annexed to the Combination Agreement, with such changes thereto as the parties to the Exchangeable Share Support Agreement, acting reasonably, may agree, a copy of which is available from the secretary of Exchangeco;

  "Exchangeable Shares" means, collectively, the Class A Exchangeable Shares and the Class B Exchangeable Shares;

  "Exchangeco" means Molson Coors Canada Inc., a company existing under the laws of Canada and, immediately before the Effective Time, an indirect subsidiary of Coors;

  "Exchangeco Shares" means, collectively, the Exchangeable Shares and the Preferred Shares;

  "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

  "Government Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

  "holders" means, when used with reference to the Molson Shares, the holders of Molson Shares shown from time to time in the register maintained by or on behalf of Molson in respect of the Molson Shares and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares;

  "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by section 2.3 of the Combination Agreement;

  "ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the date hereof;

  "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by holders of Molson Shares, in the form accompanying the Circular;

  "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 5.1(a);

  "Liquidation Call Right" has the meaning ascribed thereto in section 5.1(a);

  "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Listing Time" means the time, at or after the Effective Time, when the Exchangeable Shares and the Preferred Shares are unconditionally listed on the TSX;

  "Meeting Date" means the date of the Molson Meeting;

  "Molson" means Molson Inc., a corporation existing under the laws of Canada;

  "Molson Class A Shares" means the Class A non-voting shares in the share capital of Molson;

  "Molson Class B Shares" means the Class B common shares in the share capital of Molson;

  "Molson Meeting" means the special meeting of holders of Molson Shares, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

  "Molson Options" means the options to purchase Molson Class A shares granted under the Molson Stock Option Plan, and being outstanding and unexercised on the Effective Date;

  "Molson Securityholders" means, collectively, the holders of Molson Shares and Molson Options;

  "Molson Shares" means, collectively, the Molson Class A Shares and Molson Class B Shares;

  "Molson Stock Option Plan" means Molson's 1998 Canadian Stock Option Plan as revised on June 19, 2003 and June 22, 2004;

  "NYSE" means the New York Stock Exchange, Inc.;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Government Entity, syndicate or other entity, whether or not having legal status;

  "Preferred Shares" means collectively, the Class A Preferred Shares, the Class B1 Preferred Shares and the Class B2 Preferred Shares;

  "Preferred Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Preferred Shares, which rights, privileges, restrictions and conditions are set out in Appendix II hereto;

  "Redemption Call Purchase Price" has the meaning ascribed thereto in section 5.2(a);

  "Redemption Call Right" has the meaning ascribed thereto in section 5.2(a);

  "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

  "Registered or Beneficial Canadian Resident" means a holder of Molson Shares or shares of Exchangeco that is either (i) a Canadian Resident who holds such shares on its own behalf, or (ii) a Person who holds such shares on behalf of one or more Canadian Resident(s);

  "Replacement Option" has the meaning ascribed thereto in section 2.2(i);

  "Special Class A Voting Share" means the share of Special Class A Voting Stock of Coors, par value $0.01;

  "Special Class B Voting Share" means the share of Special Class B Voting Stock of Coors, par value $0.01;

  "Stamp Taxes" means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Plan of Arrangement;

  "Transfer Agent" has the meaning ascribed thereto in section 5.1(b);

  "Trustee" means the trustee to be chosen by Coors and Molson, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

  "TSX" means The Toronto Stock Exchange; and

  "Voting and Exchange Trust Agreement" means an agreement to be made between Coors, Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

1.2   Sections and Headings

        The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3   Number, Gender and Persons

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

ARTICLE 2
ARRANGEMENT

2.1   Binding Effect

        This Plan of Arrangement, within the meaning of section 192 of the CBCA, will become effective at, and be binding at and after, the Effective Time on (i) Molson, (ii) Coors, Callco and Exchangeco, (iii) all holders and all beneficial owners of Molson Shares, (iv) all holders and all beneficial owners of Exchangeable Shares and Replacement Options from time to time, (v) all holders of Molson Options, and (vi) all holders and beneficial owners of Coors Class A Common Stock and Coors Class B Common Stock received in exchange for Preferred Shares or Exchangeable Shares or on the exercise of Replacement Options.

2.2   Arrangement

        Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order (except that the issuance of Exchangeable Shares and Preferred Shares pursuant to section 2.2(b) and the entering into of the Exchangeable Share Support Agreement and Voting and

Exchange Trust Agreement pursuant to section 2.2(f) shall occur and be deemed to occur simultaneously) without any further act or formality:

  (a)
  Molson shall be deemed to have declared a special dividend in the amount of Cdn.$3.26 per share to all holders of Molson Shares of record on the last trading day immediately prior to the Effective Time, the amount of which dividend shall be paid by Molson as of the Effective Time to the Transfer Agent on behalf of such shareholders. Molson shall cause the Transfer Agent to promptly deliver such dividend to such shareholders other than those holders who have exercised Dissent Rights and other than holders of Molson Shares who have waived participation in such dividend;

  (b)
  the outstanding Molson Shares held by each holder of Molson Shares other than, (i) Molson Shares held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of its Molson Shares (as determined in accordance with section 3.1), and (ii) Molson Shares held by Coors or any Affiliate thereof, shall be exchanged by the holder thereof with Exchangeco, for at the holder's option:

  (1)
  in the case of Molson Class A Shares held by any holder,

  (A)
  a number of Class B Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of such Molson Class A Shares held by that holder multiplied by the Exchange Ratio, or

  (B)
  any combination of (i) a number of Class B1 Preferred Shares together with the same number of Class B2 Preferred Shares, and (ii) a number of Class B Exchangeable Shares (and certain ancillary rights) as chosen by such holder in its validly completed and delivered Letter of Transmittal and Election Form, provided that the sum of the number of Class B1 Preferred Shares and the number of Class B Exchangeable Shares is equal to the product of the total number of such Molson Class A Shares held by that holder multiplied by the Exchange Ratio, or

  (C)
  a number of Class B1 Preferred Shares together with the same number of Class B2 Preferred Shares, where such number is equal to the product of the total number of Molson Class A Shares held by that holder multiplied by the Exchange Ratio; and

  (2)
  in the case of Molson Class B Shares held by any holder,

  (A)
  a number of Class A Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class A Fraction; plus a number of Class B Exchangeable Shares (and certain ancillary rights) equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class B Fraction, or

  (B)
  any combination of,

  (i)
  a number of Class A Exchangeable Shares (and certain ancillary rights) and a number of Class A Preferred Shares as chosen by the holder in its validly completed and delivered Letter of Transmittal and Election Form, provided that the sum of the number of Class A Exchangeable Shares and the number of Class A Preferred Shares equals the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class A Fraction; plus

  (ii)
  a number of Class B1 Preferred Shares together with the same number of Class B2 Preferred Shares, and a number of Class B Exchangeable Shares (and certain ancillary rights), as chosen by the holder in its validly completed and delivered Letter of Transmittal and Election Form, provided that the sum of the number of Class B Exchangeable Shares and the number of Class B1 Preferred Shares equals the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class B Fraction; or

      (C)
      a number of Class B1 Preferred Shares together with the same number of Class B2 Preferred Shares, where such number is equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class B Fraction; plus a number of Class A Preferred Shares equal to the product of the total number of Molson Class B Shares held by that holder multiplied by the Exchange Ratio multiplied by the Class A Fraction, the whole as set forth in the validly completed and delivered Letter of Transmittal and Election Form of the holder of Molson Shares, provided that notwithstanding the foregoing, only holders of Molson Shares who are Registered or Beneficial Canadian Residents shall be entitled to elect to receive in respect of any such Molson Shares the consideration described in (1)(A) and (1)(B) and (2)(A) and (2)(B) above, and (subject to sections 2.2(g) and (h)) the Molson Class A Shares and Molson Class B Shares of all other holders of Molson Shares (including any such holder electing to receive in respect of any of their Molson Shares the consideration described in (1)(A) and (1)(B) and (2)(A) and (2)(B) above) shall be deemed to have been transferred to Exchangeco solely in consideration for (respectively), (a) Class B1 Preferred Shares and Class B2 Preferred Shares pursuant to (1)(C) above (in the case of Molson Class A Shares), and (b) Class A Preferred Shares, Class B1 Preferred Shares and Class B2 Preferred Shares pursuant to (2)(C) above (in the case of Molson Class B Shares);

  (c)
  the names of the holders of the Molson Shares transferred to Exchangeco in exchange for Exchangeable Shares pursuant to section 2.2(b) shall be removed from the applicable register of holders of Molson Shares and added to the applicable register of holders of Exchangeable Shares, and Exchangeco shall be recorded as the registered holder of the Molson Shares so exchanged and shall be deemed to be the legal and beneficial owner thereof;

  (d)
  the names of the holders of the Molson Shares transferred to Exchangeco in exchange for Preferred Shares pursuant to section 2.2(b) shall be removed from the applicable register of holders of Molson Shares, and added to the applicable register of holders of Preferred Shares, and Exchangeco shall be recorded as the registered holder of the Molson Shares so transferred and shall be deemed to be the legal and beneficial owner thereof;

  (e)
  for greater certainty, where a beneficial owner of Molson Shares of a class receives Exchangeco Shares of different classes or Exchangeco Shares of one or more classes and ancillary rights under section 2.2(b) in respect of the Molson Shares of such class, a pro rata portion of each Exchangeco Share of each such class and, as applicable, a pro rata portion of the ancillary rights so received by such beneficial owner in respect of those Molson Shares of such class will be allocated to each Molson Share of such class beneficially owned by that Person at the Effective Time, so that such beneficial owner will receive for each Molson Share of such class the same indivisible combination of Exchangeco Shares of each such class and, as applicable, ancillary rights as is received for every other Molson Share of such class of that beneficial owner at that time;

  (f)
  coincident with the share exchanges set out in section 2.2(b), Coors, Callco and Exchangeco shall execute the Exchangeable Share Support Agreement and Coors, Exchangeco and the Trustee shall execute the Voting and Exchange Trust Agreement and Coors shall issue to and deposit with the Trustee the Special Voting Shares, in consideration of the payment to Coors of US$1.00, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement shall be received by them as part of the property receivable by them under section 2.2(b) in exchange for the Molson Shares for which they were exchanged;

  (g)
  each Molson Class A Share in respect of which a duly completed Letter of Transmittal and Election Form has not been deposited with the Depositary on or prior to the Election Deadline will be deemed to be subject to an election to receive (a) where the address of the holder of such Molson Class A Shares as shown in the register of Molson Class A Shares as of the close of business (Montreal time) on the day preceding the Effective Date is in Canada, the consideration set out in section 2.2(b)(1)(A) and (b) in all other cases, the consideration set out in section 2.2(b)(1)(C);

  (h)
  each Molson Class B Share in respect of which a duly completed Letter of Transmittal and Election Form has not been deposited with the Depositary on or prior to the Election Deadline will be deemed to be subject to an election to receive (a) where the address of the holder of such Molson Class B Shares as shown in the register of Molson Class B Shares as of the close of business (Montreal time) on the day preceding the Effective Date is in Canada, the consideration set out in section 2.2(b)(2)(A) and (b) in all other cases, the consideration set out in section 2.2(b)(2)(C);

  (i)
  each Molson Option shall be exchanged with Coors for a fully vested option (a "Replacement Option") to purchase a number of shares of Coors Class B Common Stock equal to the product of the Exchange Ratio multiplied by the number of Molson Class A Shares subject to such Molson Option. Such Replacement Option shall provide for an exercise price per share of Coors Class B Common Stock equal to the exercise price per share of such Molson Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a Replacement Option of a particular holder being exercisable for a total number of shares of Coors Class B Common Stock that includes a fraction of a share of Coors Class B Common Stock, then the total number of shares of Coors Class B Common Stock subject to such Replacement Option shall be rounded down to the next whole number of Coors Class B Common Stock and the total exercise price for the Replacement Option will be reduced by the exercise price of the fractional share of Coors Class B Common Stock. In addition, if required, the exercise price of each Replacement Option will be increased such that the excess, if any, of the aggregate fair market value of the shares of Coors Class B Common Stock subject to such Replacement Option immediately after the exchange over the aggregate exercise price under the Replacement Option does not exceed the excess, if any, of the aggregate fair market value of the Molson Class A Shares subject to the Molson Option immediately before the exchange over the aggregate exercise price under such Molson Option where all amounts are computed in Canadian dollars using the Currency Exchange Rate on the Effective Date. Subject to Appendix III hereto, the term to expiry, conditions to and manner of exercising, and all other terms and conditions of a Replacement Option will otherwise be unchanged, and any document or agreement previously evidencing a Molson Option shall thereafter evidence and be deemed to evidence such Replacement Option.

        At the Listing Time, the holder of each outstanding Class A Preferred Share will transfer each such share to Callco in exchange for one fully paid and non-assessable share of Coors Class A Common Stock. The holder of each outstanding Class B1 Preferred Share and each outstanding Class B2 Preferred Share will transfer each such share to Callco in exchange for one fully paid and non-assessable share of Coors Class B Common Stock as the aggregate consideration receivable for one Class B1 Preferred Share plus one Class B2 Preferred Share. The names of the holders of the Preferred Shares transferred to Callco in exchange for Coors Common Stock shall be removed from the applicable register of holders of each class of Preferred Shares and added to the applicable register of holders of the appropriate class of Coors Common Stock, and Callco shall be recorded as the registered holder of the Preferred Shares so exchanged and shall be deemed to be legal and beneficial owner thereof. Any fractional interest in a Class A Preferred Share or Class B1 Preferred Share and Class B2 Preferred Share will also be transferred to Callco in exchange for a fractional interest in a share of Coors Class A Common Stock or Coors Class B Common Stock, respectively, which will be dealt with as set forth in Section 4.4.

2.3   Elections

        Each beneficial owner of Molson Shares who is a Canadian Resident, (other than any such owner who is exempt from tax under Part I of the ITA and, in the case of a partnership, all of the members of which who are residents of Canada are exempt from tax under Part I of the ITA), and who has validly elected (or for whom the holder has validly elected on such beneficial owner's behalf) to receive consideration that includes Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the beneficial owner is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the corresponding provisions of any applicable provincial income tax legislation) with respect to the transfer of its Molson Shares to Exchangeco by providing two signed copies of the necessary prescribed election form(s) to Exchangeco within 75 days following the Effective Date, duly completed with the details of the number and class of Molson Shares transferred and the allocation of any Preferred Share received as consideration to the shares so transferred and the applicable agreed amounts (which, in respect of the transfer of Molson Class A Shares or Molson Class B Shares, cannot be less than the sum of the fair market values of the Preferred Shares and ancillary rights allocated to such Molson Shares) for the purposes of such elections. Thereafter, subject to the election form(s) being correct and complete and complying with the provisions of the ITA (or the corresponding provisions of any applicable provincial income tax legislation), the form(s) will be signed by Exchangeco and returned to such beneficial owner of Molson Shares within 45 days after the receipt thereof by Exchangeco for filing with the Canada Revenue Agency (or the applicable provincial taxing authority) by such beneficial owner. Exchangeco will not be responsible for the proper completion of any election form and, except for Exchangeco's obligation to sign and return duly completed election form(s) which are received by Exchangeco within 75 days of the Effective Date, within 45 days after the receipt thereof by Exchangeco, Exchangeco will not be responsible for any taxes, interest or penalties resulting from the failure by a beneficial owner of Molson Shares to properly complete or file the election form(s) in the form and manner and within the time prescribed by the ITA (or any applicable provincial income tax legislation). In its sole discretion, Exchangeco may choose to sign and return an election form received by Exchangeco more than 75 days following the Effective Date, but Exchangeco will have no obligation to do so. References in this Section to the ITA are to the ITA as of the date hereof and any modifications thereof which are consistent with the general principle thereof.

2.4   Adjustments to Exchange Ratios

        The Exchange Ratios shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Coors Common Stock or Molson Shares other than stock dividends paid in lieu of ordinary course dividends), consolidation, reorganization, recapitalization or other like change with respect to Coors Common Stock or Molson Shares occurring after the date of the Combination Agreement and prior to the Effective Time.

ARTICLE 3
RIGHTS OF DISSENT

3.1   Rights of Dissent

        Holders of Molson Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA and this section 3.1 (the "Dissent Rights") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Molson not later than 5:00 p.m. (Montreal time) on the Business Day preceding the Molson Meeting. Holders of Molson Shares who duly exercise such rights of dissent and who:

  (a)
  are ultimately determined to be entitled to be paid fair value for their Molson Shares shall be deemed to have transferred such Molson Shares to Exchangeco, to the extent the fair value therefor is paid by Exchangeco, and to Molson, to the extent the fair value therefor is paid by Molson, and, in the case of Molson Shares so transferred to Molson such shares shall be cancelled as of the Effective Date; or

  (b)
  are ultimately determined not to be entitled, for any reason, to be paid fair value for their Molson Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Molson Shares and shall receive the appropriate Exchangeable Shares or Preferred Shares that are in turn exchanged for shares of Coors Common Stock on the basis determined in accordance with sections 2.2(g) and 2.2(h), and the post-amble to section 2.2 as well as the amount of the special dividend payable to such shareholders pursuant to section 2.2(a), but in no case shall Coors, Exchangeco, Callco, Molson or any other Person be required to recognize such holders as holders of Molson Shares after the Effective Time, and the names of such holders of Molson Shares shall be deleted from the registers of holders of Molson Shares at the Effective Time.

        Molson shall pay to holders of Molson Shares who have duly exercised their rights of dissent and who are ultimately determined to be entitled to be paid fair value for their Molson Shares any special dividend payable to such shareholders pursuant to section 2.2(a) on the date that such shareholders are required to be paid the fair value for their Molson Shares. For the purposes of determining "fair value" pursuant to section 190 of the CBCA payable to such holders, the Court shall exclude the amount of the special dividend from the fair value of the shares otherwise determined thereunder.

ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES

4.1   Issuance of Certificates Representing Exchangeable Shares

        At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Molson Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to section 2.2 upon the exchange of Molson Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented Molson Shares that were exchanged for, or for consideration that includes, Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the by-laws of Molson, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of the appropriate class of Exchangeable Shares which such holder has the right to receive (together with any certificates representing Coors Common Stock pursuant to section 4.2, any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in respect of a fractional interest in a share pursuant to section 4.4, in each case less any amounts withheld pursuant to section 4.7 hereof), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Molson Shares that is not registered in the transfer records of Molson, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Molson Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented Molson Shares that were exchanged for, or for consideration that includes, Exchangeable Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) the certificate representing any shares of Coors Common Stock the holder is entitled to pursuant to section 4.2, (iii) a cash payment in respect of any fractional interest in a share as contemplated by section 4.4 and (iv) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to such shares as contemplated by section 4.3, in each case less any amounts withheld pursuant to section 4.7.

4.2   Certificates Representing Preferred Shares and Coors Common Stock

        At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Molson Shares who will receive Preferred Shares (including any fractional interest in a Preferred Share) in connection with the Arrangement, global certificates representing that number of Class A Preferred Shares and that number of Class B1 Preferred Shares and Class B2 Preferred Shares to be delivered to holders of Molson Shares pursuant to section 2.2 upon the exchange of Molson Shares. At or promptly after the Listing Time, (i) the Depositary (on behalf of the holders of such Preferred Shares) will deliver such global certificates to Callco, (ii) the Depositary (on behalf of Exchangeco) will cancel such global certificates and deliver to Callco new certificates representing that number of Class A Preferred Shares and that number of Class B1 Preferred Shares and Class B2 Preferred Shares transferred by former holders of Molson Shares to Callco pursuant to section 2.2, and (iii) Callco shall deposit (or shall cause Coors to deposit) with the Depositary, for the benefit of the holders of Class A Preferred Shares, Class B1 Preferred Shares and Class B2 Preferred Shares that are transferred to Callco for Coors Class A Common Stock and Coors Class B Common Stock in connection with the Arrangement, certificates representing that number of whole shares of Coors Class A Common Stock and that number of whole shares of Coors Class B Common Stock to be delivered pursuant to section 2.2 upon the exchange of Preferred Shares for Coors Common Stock. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Molson Shares that were exchanged for, or for consideration that includes, Preferred Shares that were in turn exchanged for shares of Coors Common Stock under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the Articles and by-laws of Molson, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number of shares of the appropriate class of Coors Common Stock which such holder has the right to receive in exchange for Preferred Shares (together with any certificates representing Exchangeable Shares pursuant to section 4.1, any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in respect of a fractional interest in a share pursuant to section 4.4, in each case less any amounts withheld pursuant to section 4.7 hereof), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Molson Shares which is not registered in the transfer records of Molson, a certificate representing the proper number of shares of Coors Common Stock may be issued to the transferee if the certificate representing such Molson Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Molson Shares that were exchanged for, or for consideration that includes, Preferred Shares that were in turn exchanged for shares of Coors Common Stock shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing the shares of the appropriate class of Coors Common Stock received in exchange for Preferred Shares as contemplated by this section 4.2, (ii) the certificate representing any Exchangeable Shares the holder is entitled to pursuant to section 4.1, (iii) a cash payment in respect of a fractional interest in a share as contemplated by section 4.4 and (iv) any dividends or distributions with a record date after the Listing Time theretofore paid or payable with respect to such shares as contemplated by section 4.3, in each case less any amounts withheld pursuant to section 4.7.

4.3   Distributions with Respect to Unsurrendered Certificates

        No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares, Preferred Shares or Coors Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Molson Shares that were exchanged pursuant to section 2.2, and no cash payment in respect of a fractional interest in a share shall be paid to any such holder pursuant to section 4.4 and no interest shall be earned or payable on these proceeds, unless and until the holder of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the holder of the certificates previously representing Molson Shares, without interest, (i) the amount of any cash payable in respect of a fractional interest in an Exchangeable Share or share of Coors Common Stock to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares or after the Listing Time theretofore paid with respect to Coors Common Stock, as the case may be, to which such holder is entitled pursuant hereto and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time or after the Listing Time, as the case may be, but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares or Coors Common Stock, as the case may be.

4.4   No Fractional Shares

        No certificates representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 and no dividend, stock split or other change in the capital structure of Exchangeco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Exchangeco. Each Person otherwise entitled to a fractional interest in an Exchangeable Share or a fractional interest in a share of Coors Common Stock upon the exchange of a fractional interest in a Preferred Share will be entitled to receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares or shares of Coors Common Stock, to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in Exchangeable

Shares. The Depositary will sell such shares of Coors Common Stock on the TSX, or if the shares of Coors Common Stock are not listed on the TSX, on the NYSE as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among Persons otherwise entitled to receive fractional interests in shares of Coors Common Stock.

        A holder of an Exchangeable Share shall not be entitled to any fraction of a share of Coors Common Stock upon the exercise by Callco of the Liquidation Call Right or the Redemption Call Right and no certificate representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Callco or Coors, as the case may be, on the designated payment date a cash payment equal to such fractional interest multiplied by the Coors Trading Price.

4.5   Lost Certificates

        In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Molson Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any cash pursuant to section 4.4 and/or one or more certificates representing one or more Exchangeable Shares or shares of Coors Common Stock (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or shares of Coors Common Stock are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Exchangeco, Coors and their respective Transfer Agents in such sum as Exchangeco or Coors may direct or otherwise indemnify Exchangeco and Coors in a manner satisfactory to Exchangeco and Coors against any claim that may be made against Exchangeco or Coors with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6   Extinction of Rights

        Any certificate which immediately prior to the Effective Time represented outstanding Molson Shares that were exchanged pursuant to section 2.2 that is not deposited with all other instruments required by section 4.1 or 4.2 on or prior to the date of the notice referred to in section 7.2 of the Exchangeable Share Provisions, or that were transferred to Exchangeco or Molson, as applicable, pursuant to section 3.1(a), shall cease to represent a claim or interest of any kind or nature as a shareholder of Exchangeco or Coors. On such date, the Exchangeable Shares or shares of Coors Common Stock (or cash in respect of fractional interests therein, as provided in section 4.4) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Exchangeco or Coors, as the case may be, together with all entitlements to dividends, distributions and interest in respect thereof held for such former holder. None of Molson, Coors, Exchangeco, Callco or the Depositary shall be liable to any person in respect of any Coors Common Stock or Exchangeable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.7   Withholding Rights

        Molson, Exchangeco, Callco, Coors and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Molson Shares, Preferred Shares, Coors Common Stock or Exchangeable Shares such amounts as Molson, Exchangeco, Callco, Coors or the Depositary is (i) required to deduct and withhold with respect to such payment under the

ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded, or (ii) entitled to deduct and withhold under section 116 of the ITA or any corresponding provisions of provincial law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Molson, Exchangeco, Callco, Coors and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Molson, Exchangeco, Callco, Coors or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Molson, Exchangeco, Callco, Coors or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale, provided however that nothing in this section 4.7 shall reduce Exchangeco's obligations under section 6.1(h) of the Combination Agreement or section 3.2 of the Exchangeable Share Provisions. References in this section to the ITA are to the ITA as amended from time to time.

ARTICLE 5
CERTAIN RIGHTS OF CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1   Callco Liquidation Call Right

  (a)
  Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an affiliate of Coors) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per share (the "Liquidation Call Purchase Price") equal to the sum of, (i) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco causing to be delivered to such holder one share of Corresponding Coors Stock, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and Exchangeco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

  (b)
  To exercise the Liquidation Call Right, Callco must notify Exchangeco's Transfer Agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Exchangeco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Exchangeco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date, Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit or cause to be delivered with the Transfer Agent,

    on or before the Liquidation Date, certificates representing the aggregate number of shares of Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares (other than Coors and its affiliates), less any amounts withheld pursuant to section 4.7 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date each holder of Exchangeable Shares (other than Coors and its affiliates) shall cease to be a holder of Exchangeable Shares, and the rights of each holder of Exchangeable Shares (other than Coors and its affiliates) will be limited to receiving, without interest, such holder's proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents, instruments and payments (including without limitation Stamp Taxes) as may be required to effect a transfer of Exchangeable Shares under the CBCA and the articles and by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver or cause to be delivered to such holder, certificates representing the shares of Coors Common Stock to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. For greater certainty, if Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Exchangeco in connection with the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 5 of the Exchangeable Share Provisions.

5.2   Callco Redemption Call Right

        In addition to Callco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Callco shall have the following rights in respect of the Exchangeable Shares:

  (a)
  Callco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Exchangeco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an affiliate of Coors) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the sum of, (i) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco causing to be delivered to such holder one share of Corresponding Coors Stock, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and Exchangeco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco.

  (b)
  To exercise the Redemption Call Right, Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Exchangeco of Callco's intention to exercise such right at least 60 days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of shares of Corresponding Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date each holder of Exchangeable Shares (other than Coors and its affiliates) shall cease to be a holder of Exchangeable Shares, and the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the shares of Corresponding Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA, and the articles and by-laws of Exchangeco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, certificates representing the shares of Corresponding Coors Common Stock to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Exchangeco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 6
AMENDMENTS

6.1   Amendments to Plan of Arrangement

  (a)
  Notwithstanding the approval of this Plan of Arrangement at the Molson Meeting by the required majorities of holders of Molson Shares, if the holders of Molson Options at the Molson Meeting do not approve a special resolution adopting section 2.2(i) of this Plan of Arrangement, this Plan of Arrangement shall be amended by deleting section 2.2(i).

  (b)
  Molson reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by

    Coors, (iii) filed with the Court and, if made following the Molson Meeting, approved by the Court and (iv) communicated to holders of Molson Shares and, in the case of an amendment, modification or supplement of section 2.2(i) other than as contemplated by section 6.1(a), holders of Molson Options, in each case, if and as required by the Court.

  (c)
  Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Molson at any time prior to the Molson Meeting (provided that Coors shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Molson Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

  (d)
  Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Molson Meeting shall be effective only if (i) it is consented to by each of Molson and Coors and (ii) if required by the Court, it is consented to by holders of the Molson Shares and, in the case of an amendment, modification or supplement on section 2.2(i) other than as contemplated by section 6.1(a), holders of Molson Options, in each case, voting in the manner directed by the Court.

  (e)
  Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Coors, provided that it concerns a matter which, in the reasonable opinion of Coors, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Molson Shares or Molson Options.

ARTICLE 7
FURTHER ASSURANCES

        Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement, within the meaning of section 192 of the CBCA and, in particular, that the share exchanges, within the meaning of section 192(1)(f), shall become effective in accordance with section 192(8) of the CBCA, without any further act or formality, each of the parties to the Combination Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

APPENDIX I
TO
EXHIBIT B

FORM OF EXCHANGEABLE
SHARE PROVISIONS

B-I-1

PROVISIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF
MOLSON COORS CANADA INC.

        The Class A Exchangeable Shares and Class B Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1
For the purposes of these share provisions:

  "Affiliate" has the meaning ascribed thereto in the Securities Act (Québec);

  "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix I, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Board of Directors" means the Board of Directors of the Corporation;

  "Business Day" means any day on which commercial banks are generally open for business in Montréal, Québec and Denver, Colorado, other than a Saturday, a Sunday or a day observed as a holiday in Montréal, Québec or Denver, Colorado;

  "Callco" means Molson Coors Callco ULC, a Nova Scotia unlimited liability company and being a direct or indirect wholly-owned subsidiary of Coors;

  "Callco Call Notice" has the meaning ascribed thereto in section 6.3 of these share provisions;

  "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

  (a)
  the Foreign Currency Amount by,

  (b)
  the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

  "CBCA" means Canada Business Corporations Act, as amended;

  "Class A Exchangeable Shares" means the Class A non-voting exchangeable shares having the rights, privileges, restrictions and conditions set forth herein;

  "Class A Non-Voting Shares" means Class A non-voting shares in the capital of the Corporation;

  "Class A Preferred Shares" means Class A preferred shares in the share capital of the Corporation;

  "Class B Exchangeable Shares" means the Class B non-voting exchangeable shares having the rights, privileges, restrictions and conditions set forth herein;

  "Class B1 Preferred Shares" means Class B1 preferred shares in the share capital of the Corporation;

B-I-2

  "Class B2 Preferred Shares" means Class B2 preferred shares in the share capital of the Corporation;

  "Class B Subordinated Voting Shares" means Class B subordinated voting shares in the capital of the Corporation;

  "Class C Preferred Shares" means Class C preferred shares in the share capital of the Corporation;

  "Class C Restricted Voting Shares" means Class C restricted voting shares in the capital of the Corporation;

  "Class D Preferred Shares" means Class D preferred shares in the share capital of the Corporation;

  "Combination Agreement" means the agreement made as of July 21, 2004 between Molson Inc., Coors Canada Inc. and Coors, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

  "Common Shares" means the Class A Non-Voting Shares, Class B Subordinated Voting Shares and Class C Restricted Voting Shares in the capital of the Corporation;

  "Coors" means Adolph Coors Company, a corporation incorporated under the laws of the State of Delaware and which will change its name to Molson Coors Brewing Company on the Effective Date, and any successor corporation thereto;

  "Coors Class A Common Stock" means the Coors Class A common stock, par value of $0.01 and any shares into which such securities may be changed;

  "Coors Class B Common Stock" means the Coors Class B common stock, par value of $0.01 and any shares into which such securities may be changed;

  "Coors Common Stock" means shares of Coors Class A Common Stock and Coors Class B Common Stock;

  "Coors Dividend Declaration Date" means the date on which the Board of Directors of Coors declares any dividend on the Corresponding Coors Common Stock;

  "Corporation" means Molson Coors Canada Inc., a corporation incorporated under the CBCA;

  "Corresponding Exchangeable Shares" means, with respect to a class of Coors Common Stock, the class of Exchangeable Shares set out opposite such class of Coors Common Stock below:

Class of Coors Common Stock	Class of Exchangeable Shares
Coors Class A Common Stock	Class A Exchangeable Shares
Coors Class B Common Stock	Class B Exchangeable Shares

  and "Corresponding Coors Common Stock", "Corresponding Coors Share", "Corresponds" and "Corresponding" shall have correlative meanings;

  "Current Market Price" means, in respect of a Corresponding Coors Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Corresponding Coors Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the Corresponding Coors Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the shares of Corresponding Coors Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of the Corresponding

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  Coors Common Stock during such period does not create a market which reflects the fair market value of a share of Corresponding Coors Common Stock, then the Current Market Price of a share of Corresponding Coors Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

  "Director" means the Director appointed pursuant to section 260 of the CBCA;

  "Dividend Amount" means an amount equal to and in satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase of such shares by Callco from such holder;

  "Drop Dead Date" means January 31, 2005, or such later date as may be mutually agreed by the parties to the Combination Agreement;

  "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date;

  "Exchangeable Shares" mean the Class A Exchangeable Shares and the Class B Exchangeable Shares;

  "Exchangeable Share Support Agreement" means the agreement made between Coors, Callco and the Corporation substantially in the form and content of Schedule E annexed to the Combination Agreement, with such changes thereto as the parties to the Exchangeable Share Support Agreement, acting reasonably, may agree, a copy of which is available from the secretary of the Corporation;

  "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

  "holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

  "ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the Effective Date;

  "Liquidation Amount" has the meaning ascribed thereto in section 5.1 of these share provisions;

  "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 5.4 of these share provisions;

  "Liquidation Call Right" has the meaning ascribed thereto in section 5.4 of these share provisions;

  "Liquidation Date" has the meaning ascribed thereto in section 5.1 of these share provisions;

  "NYSE" means the New York Stock Exchange, Inc.;

  "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

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  "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit B annexed to the Combination Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Combination Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

  "Preferred Shares" means, collectively, the Class A Preferred Shares, Class B1 Preferred Shares, Class B2 Preferred Shares, Class C Preferred Shares and Class D Preferred Shares in the share capital of the Corporation;

  "Purchase Price" has the meaning ascribed thereto in section 6.3 of these share provisions;

  "Redemption Call Purchase Price" has the meaning ascribed thereto in section 7.4 of these share provisions;

  "Redemption Call Right" has the meaning ascribed thereto in section 7.4 of these share provisions;

  "Redemption Date" means for any class of Exchangeable Shares the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than     •    , 2044, unless, in the case of the Class A Exchangeable Shares, there are outstanding fewer than 5% of actual number of Class A Exchangeable Shares to be issued pursuant to the Plan of Arrangement as determined at the Effective Date outstanding (other than Class A Exchangeable Shares held by Coors and its Affiliates), or in the case of the Class B Exchangeable Shares, there are outstanding fewer than 5% of actual number of Class B Exchangeable Shares to be issued pursuant to the Plan of Arrangement as determined at the Effective Date (other than Class B Exchangeable Shares held by Coors and its Affiliates), and in both cases as such numbers of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date for the applicable class of Exchangeable Shares to such date prior to     •    , 2044, as they may determine, upon at least 90 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee.

  "Redemption Price" has the meaning ascribed thereto in section 7.1 of these share provisions;

  "Restricted Shares" means, collectively, the Class A Non-Voting Shares, Class B Subordinated Voting Shares and Class C Restricted Voting Shares in the capital of the Corporation;

  "Retracted Shares" has the meaning ascribed thereto in section 6.1(a) of these share provisions;

  "Retraction Call Right" has the meaning ascribed thereto in section 6.1(c) of these share provisions;

  "Retraction Date" has the meaning ascribed thereto in section 6.1(b) of these share provisions;

  "Retraction Price" has the meaning ascribed thereto in section 6.1 of these share provisions;

  "Retraction Request" has the meaning ascribed thereto in section 6.1 of these share provisions;

  "Securities Act (Ontario)" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time;

  "Securities Act (Québec)" means the Securities Act (Québec) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time;

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  "Stamp Taxes" means all stamp, registration and transfer taxes and duties or their equivalents plus interest and penalties in respect thereof in all jurisdictions where such taxes and duties are payable;

  "Transfer Agent" means CIBC Mellon Trust Company or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

  "Trustee" means CIBC Mellon Trust Company or such other trustee chosen by Molson Inc. and Coors, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

  "TSX" means the Toronto Stock Exchange; and

  "Voting and Exchange Trust Agreement" means the agreement made between Coors, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit E annexed to the Combination Agreement with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1
The Class A Exchangeable Shares and Class B Exchangeable Shares shall rank pari passu and shall be entitled, subject to the prior rights of the holders of any shares of the Corporation which by their terms rank senior to the Exchangeable Shares, to a preference over the Restricted Shares, Preferred Shares and any other shares ranking junior to the Exchangeable Shares with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

2.2
The Restricted Shares, subject to the prior rights of any Preferred Shares which by their terms rank senior to the Restricted Shares, shall be entitled to a preference over the Exchangeable Shares and any other share ranking junior to the Restricted Shares with respect to the payment of dividends. Notwithstanding the foregoing, no class of shares of the Corporation other than the Class D Preferred Shares will rank in priority to the Exchangeable Shares with respect to the entitlement to dividends pursuant to Article 3 hereof.

ARTICLE 3
DIVIDENDS

3.1
A holder of a Corresponding Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Coors Dividend Declaration Date, declare a dividend on each Corresponding Exchangeable Share:

(a)
in the case of a cash dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock, in an amount in cash for each Corresponding Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Coors Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each share of Coors Class A Common Stock or share of Coors Class B Common Stock, as the case may be;

(b)
in the case of a stock dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock to be paid in Coors Class A Common Stock or Coors Class B

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    Common Stock, by the issue or transfer by the Corporation of such number of Corresponding Exchangeable Shares for each Corresponding Exchangeable Share as is equal to the number of shares of Coors Class A Common Stock or Coors Class B Common Stock to be paid on each share of Coors Class A Common Stock or share of Class B Common Stock, as the case may be, unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with section 3.5 hereof) subdivision of the outstanding Exchangeable Shares; or

  (c)
  in the case of a dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock in property other than cash or Coors Class A Common Stock or Coors Class B Common Stock, in such type and amount of property for each Corresponding Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.6 hereof) the type and amount of property declared as a dividend on each share of Coors Class A Common Stock or share of Coors Class B Common Stock, as the case may be.

  Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. The holders of the Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3.1.

3.2
The Corporation covenants that it will pay additional amounts with respect to any dividends paid to a Canadian resident holder of Exchangeable Shares in the event that any withholding taxes other than those required or entitled to be withheld pursuant to the ITA or any provincial tax laws ("non-Canadian withholding taxes") are imposed, directly or indirectly, in respect of such dividends. Such additional amounts shall be determined such that, on an after-tax basis, the Canadian resident holder has received the same amount that it would have received if no non-Canadian withholding taxes had been imposed, taking into account any increased (x) gross income tax imposed directly on such holder by the jurisdiction imposing such non-Canadian withholding taxes, (y) non-Canadian withholding tax and (z) Canadian income tax, in each case, in respect of such additional amounts after any reductions of income, credits or deductions available to such holder arising as a result of such non-Canadian withholding taxes or any payments under this section 3.2 (and only to the extent a net increase in tax is reasonably demonstrated by such holder). If gross income tax in the jurisdiction imposing such non-Canadian withholding taxes is paid directly by a Canadian resident holder of Exchangeable Shares with respect to dividends on such Exchangeable Shares or any payment made under this section 3.2, the Corporation shall make a tax reimbursement payment to the Canadian resident holder of the Exchangeable Shares for any such taxes (whether such taxes are actually withheld, paid by reason of notice received from a taxing authority or otherwise) not covered by additional amounts described above (and computed by treating the tax reimbursement payment for purposes of this section as an additional amount to which this section applies). Notwithstanding the foregoing, such additional amounts and tax reimbursement payments will not apply to the extent non-Canadian withholding taxes are imposed at a rate in excess of the withholding tax rate applicable to payments of dividends to individuals under the income tax treaty between the United States and Canada, or any successor treaty. Without limiting a Canadian resident holder's obligation to reasonably demonstrate a net increase in taxes imposed as described above, nothing contained herein shall require any Canadian resident holder of the Exchangeable Shares to disclose any confidential or propriety information (including, without limitation, its tax return). In no event shall anything in this section 3.2 require any Canadian resident holder of Exchangeable Shares to arrange its tax affairs in any particular manner.

3.3
Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3.1(a) hereof and the sending

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  of such a cheque to each holder of a Corresponding Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Corresponding Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1(b) hereof and the sending of such a certificate to each holder of a Corresponding Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Corresponding Exchangeable Share shall satisfy the dividend represented thereby. The amount of any such cheque, the number of shares issued on any such stock dividend or the amount of any such property will be net of any amount withheld on account of tax pursuant to Article 13 hereof. No holder of a Corresponding Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4
The record date for the determination of the holders of Corresponding Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Corresponding Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the dividend declared on the Coors Class A Common Stock or Coors Class B Common Stock, as the case may be.

3.5
If on any payment date for any dividends declared on the Corresponding Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Corresponding Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6
For the purposes of section 3.1 hereof, the Board of Directors shall determine, in good faith and in its sole discretion with assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require, economic equivalence and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)
in the case of any stock dividend or other distribution payable in Coors Class A Common Stock or Coors Class B Common Stock, the number of such shares issued in proportion to the number of Coors Class A Common Stock or Coors Class B Common Stock previously outstanding;

(b)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Coors Class A Common Stock or Coors Class B Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Coors Class A Common Stock or Coors Class B Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a Corresponding Coors Share;

(c)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Coors of any class other than Coors Class A Common Stock or Coors Class B Common Stock, any rights, options or warrants other than those referred to in section 3.6(b) above, any evidences of indebtedness of Coors or any assets of Coors) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with

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    respect to each outstanding Class A Share or Class B Share and the Current Market Price of a Corresponding Coors Share;

  (d)
  in the case of any subdivision, redivision or change of the then outstanding Coors Class A Common Stock or Coors Class B Common Stock into a greater number of Coors Class A Common Stock or Coors Class B Common Stock or the reduction, combination or consolidation or change of the then outstanding Coors Class A Common Stock or Coors Class B Common Stock into a lesser number of Coors Class A Common Stock or Coors Class B Common Stock or any amalgamation, merger, reorganization or other transaction affecting the Coors Class A Common Stock or Coors Class B Common Stock, the effect thereof upon the then outstanding Coors Class A Common Stock or Coors Class B Common Stock; and

  (e)
  in all such cases, the general taxation consequences of the relevant event to beneficial owners of Corresponding Exchangeable Shares to the extent that such consequences may differ from the general taxation consequences to such beneficial owners determined as if they owned Coors Class A Common Stock or Coors Class B Common Stock at the relevant time as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Corresponding Exchangeable Shares).

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ARTICLE 4
CERTAIN RESTRICTIONS

4.1
So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

(a)
pay any dividends on the Restricted Shares, Preferred Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Restricted Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Restricted Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends;

(c)
redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)
issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to with respect to the payment of dividends or on any liquidation distribution, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

  The restrictions in sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on such class of the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Corresponding Coors Common Stock shall have been declared and paid on such class of Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1
In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to Callco's exercise of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Restricted Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to the sum of (i) the Current Market Price of a Corresponding Coors Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Corresponding Coors Share, and (ii) an amount equal to all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2
On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Corporation shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the

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  Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivering to each holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation, certificates representing Corresponding Coors Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax pursuant to Article 13 hereof). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada, less any amounts withheld on account of tax pursuant to Article 13 hereof. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount (which, for greater certainty, shall be net of any amounts withheld on account of tax pursuant to Article 13 hereof), the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Corresponding Coors Common Stock delivered to them or the custodian on their behalf.

5.3
After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.4
Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to section 5.1 of these share provisions to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an Affiliate of Coors) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco of an amount per share (the "Liquidation Call Purchase Price") equal to the sum of (i) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Callco causing to be delivered for each such Exchangeable Share to such holder one share of Corresponding Coors Common Stock, and (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Call Purchase Price for each such share, and the Corporation shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased by Callco.

5.5
To exercise the Liquidation Call Right, Callco must notify the Transfer Agent as agent for the holders of Exchangeable Shares and the Corporation of Callco's intention to exercise such right at

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  least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, then on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

5.6
For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit with, or cause to be delivered to, the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of shares of Corresponding Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares (other than Coors and its Affiliates) less any amounts withheld on account of tax pursuant to Article 13 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Liquidation Date, each holder of Exchangeable Shares (other than Coors and its Affiliates) shall cease to be a holder of Exchangeable Shares, the rights of each holder of Exchangeable Shares (other than Coors and its Affiliates) will be limited to receiving, without interest, such holder's proportionate part of the total Liquidation Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of Corresponding Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents, instruments and payments (including, without limitation, any applicable Stamp Taxes) as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver or cause to be delivered to such holder, certificates representing the Corresponding Coors Common Stock to which the holder is entitled and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Article 13 hereof. For greater certainty, if Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to section 5.2 hereof.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1
A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of (i) the Current Market Price of a Corresponding Coors Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one Corresponding Coors Share for each Exchangeable Share presented and surrendered by the holder, and (ii) on the designated payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the

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  holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

  (a)
  specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

  (b)
  stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

  (c)
  acknowledging the overriding right (the "Retraction Call Right") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below, provided however, that notwithstanding the foregoing, in the event of an Offer as defined in section 2.8 of the Exchangeable Share Support Agreement, the Corporation will use its commercially reasonable efforts, expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure that, if holders of Corresponding Exchangeable Shares are required to retract such Corresponding Exchangeable Shares to participate in the Offer, that any such retraction shall be conditional upon and shall only be effective if the Corresponding Coors Common Stock tendered or deposited under such Offer is taken up.

6.2
Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall deliver or cause to be delivered to such holder the total Retraction Price less any amount withheld on account of tax pursuant to Article 13 hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3
Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, Callco must notify the Corporation of its determination to do so (the "Callco Call Notice") within five Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco

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  delivers the Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the sum of (i) the Retraction Price per share, plus (ii) on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, any Dividend Amount in respect of the Retracted Shares. To the extent that Callco pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Callco has complied with section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does not deliver a Callco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4
The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Corresponding Coors Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or Callco, as applicable, representing the aggregate declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax pursuant to Article 13 hereof, and such delivery of such certificates and cheques on behalf of the Corporation or by Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5
On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be considered and deemed for all purposes to be a holder of the Corresponding Coors Common Stock delivered to it.

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6.6
Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Coors to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter, provided that Callco has not exercised the Retraction Call Right with respect to the Retracted Shares, on payment by Coors to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7
A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1
Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the sum of, (i) the Current Market Price of a Corresponding Coors Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to each holder of Exchangeable Shares one Corresponding Coors Share for each Exchangeable Share held by such holder, together with (ii) the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

7.2
In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3
On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall deliver or cause to be delivered to the holders of the Exchangeable

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  Shares to be redeemed, the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the Articles of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Corresponding Coors Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to Article 13 hereof. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on the Exchangeable Shares (except as otherwise provided in this section 7.3) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax pursuant to Article 13 hereof. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price (which, for greater certainty, shall be net of any amounts withheld on account of tax pursuant to Article 13 hereof) and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Corresponding Coors Common Stock delivered to them or the custodian on their behalf.

7.4
Callco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to section 7.1 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Coors or an Affiliate of Coors) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the sum of (i) the Current Market Price of a share of Corresponding Coors Common Stock on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Callco causing to be delivered for each such Exchangeable Share

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  to such holder one share of Corresponding Coors Common Stock, and (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date, on payment by Callco to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem, or to pay any Dividend Amount in respect of such shares so purchased by Callco.

7.5
To exercise the Redemption Call Right, Callco must notify the Transfer Agent and the Corporation of Callco's intention to exercise such right at least 60 days before the Redemption Date. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

7.6
For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of shares of Corresponding Coors Common Stock deliverable by Callco and a cheque or cheques of Callco payable at par at any branch of the bankers of Callco representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price, less any amounts withheld on account of tax pursuant to Article 13 hereof. Provided that Callco has complied with the immediately preceding sentence, on and after the Redemption Date, each holder of Exchangeable Shares (other than Coors and its Affiliates) shall cease to be a holder of Exchangeable Shares, and the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Corresponding Coors Common Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA, the Articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, certificates representing the Corresponding Coors Common Stock to which the holder is entitled and a cheque or cheques of Coors payable at par at any branch of the bankers of Callco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld on account of tax pursuant to Article 13 hereof. For greater certainty, if Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation pursuant to section 7.3 hereof.

ARTICLE 8
PURCHASE FOR CANCELLATION

8.1
Subject to applicable law and any applicable rules and regulations of the TSX, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares.

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ARTICLE 9
VOTING RIGHTS

9.1
Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. The holders of the Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

ARTICLE 10
AMENDMENT AND APPROVAL

10.1
The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the affected class of Exchangeable Shares given as hereinafter specified, and, as required, the approval of the TSX.

10.2
Any approval given by the holders of a class of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to such class of the Exchangeable Shares or any other matter requiring the approval or consent of the holders of a class of the Exchangeable Shares or of the holders of all Exchangeable Shares, as the case may be, shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of (i) holders of such class of Exchangeable Shares or (ii) holders of all Exchangeable Shares, as the case may be, duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares eligible to vote as such meeting at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares eligible to vote at such meeting at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares eligible to vote at such meeting present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of such class of the Exchangeable Shares or of the holders of all Exchangeable Shares, as the case may be.

ARTICLE 11
RECIPROCAL CHANGES, ETC. IN RESPECT OF
CORRESPONDING COORS COMMON STOCK

11.1
Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that so long as any Exchangeable Shares (other than those owned by Coors and its Affiliates) are outstanding, Coors will not without the prior approval of the Corporation and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)
issue or distribute Corresponding Coors Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Common Stock) to the holders of all or substantially all of the then outstanding Corresponding Coors Common Stock by way of stock dividend or other distribution, other than an issue of Corresponding Coors Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire

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    Corresponding Coors Common Stock) to holders of Corresponding Coors Common Stock who exercise an option to receive dividends in Corresponding Coors Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Common Stock) in lieu of receiving cash dividends;

  (b)
  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Corresponding Coors Common Stock entitling them to subscribe for or to purchase Corresponding Coors Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire Corresponding Coors Common Stock); or

  (c)
  issue or distribute to the holders of all or substantially all of the then outstanding Corresponding Coors Common Stock:

  (i)
  shares or securities of Coors of any class other than Corresponding Coors Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Corresponding Coors Common Stock);

  (ii)
  rights, options or warrants other than those referred to in section 11.1(b) above;

  (iii)
  evidences of indebtedness of Coors; or

  (iv)
  assets of Coors,

  unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the affected class of Exchangeable Shares.

11.2
Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that so long as any Exchangeable Shares (other than those owned by Coors and its Affiliates) are outstanding, Coors will not without the prior approval of the Corporation and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)
subdivide, redivide or change the then outstanding Corresponding Coors Common Stock into a greater number of Corresponding Coors Common Stock;

(b)
reduce, combine, consolidate or change the then outstanding Corresponding Coors Common Stock into a lesser number of Corresponding Coors Common Stock; or

(c)
reclassify or otherwise change the Corresponding Coors Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the Corresponding Coors Common Stock,

  unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the affected class of Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions.

11.3
If Coors, at any time after the date hereof, consummates any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become property of any other Person or, in the case of a merger, of the continuing corporation or other equity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Coors are entitled to receive shares or other ownership interest in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Coors are entitled to receive an interest) is herein called the "Coors Successor") then, provided that the Coors Successor is bound,

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  or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to assume the obligations of Coors thereunder to the satisfaction of the Board of Directors, all references in these Share Provisions to Coors Restricted Shares shall be deemed to be references to the shares of the Coors Successor which has assumed the obligations of Coors and all references to Coors shall be to Coors Successor, without amendment to these Share Provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Coors Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

ARTICLE 12
ACTIONS BY THE CORPORATION UNDER
EXCHANGEABLE SHARE SUPPORT AGREEMENT

12.1
The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Coors and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to Coors and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2
The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the affected class of Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)
adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the affected class of Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the affected class of Exchangeable Shares; or

(c)
making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the affected class of Exchangeable Shares.

ARTICLE 13
LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS; TAX

13.1
The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share Support Agreement, the provisions of the Liquidation Call Right, Retraction Call Right and the Redemption Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

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13.2
Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

13.3
The Corporation, Coors, Callco and the Transfer Agent (in each case, the "Payer") shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares ("Exchangeable Payee") such amounts as the Payer is, (i) required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded or, (ii) entitled to withhold under section 116 of the ITA or any analogous provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to Exchangeable Payee in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to an Exchangeable Payee exceeds the cash portion of the consideration otherwise payable to the Exchangeable Payee, the Payer is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Payer to enable it to comply with such deduction or withholding requirement or entitlement and the Payer shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale, provided however that nothing in this section 13.3 shall reduce Exchangeco's obligations under section 6.1 (h) of the Combination Agreement and section 3.2 hereof. References in this section to the ITA are to the ITA as amended from time to time.

13.4
The Corporation shall elect under section 191.2 of the ITA (as of the Effective Date and any modifications of such provision which are consistent with the general principle thereof) in respect of each of the Class A Exchangeable Shares and the Class B Exchangeable Shares.

13.5
The specified amount for purposes of subsection 191(4) of the ITA (as of the Effective Date and any modifications of such provision which are consistent with the general principle thereof) is $    •    in respect of the Class A Exchangeable Shares and $    •    in respect of the Class B Exchangeable Shares.

ARTICLE 14
NOTICES

14.1
Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2
Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

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14.3
Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

14.4
If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Québec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

ARTICLE 15
DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES;
DELIVERY OF FORMS

15.1
The Corporation shall be entitled to require any holder of an Exchangeable Share or any Person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Exchangeco) under section 101 of the Securities Act (Ontario) or under section 147.11 of the Securities Act (Québec), or as would be required under the articles of Coors or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada or the United States if the Exchangeable Shares were Coors Restricted Shares.

15.2
The Corporation shall be entitled to require any holder of an Exchangeable Share to deliver to the Corporation an Internal Revenue Service Form W-8BEN (or other applicable W-8 form), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Holder claiming eligibility for a reduced rate of or exemption from withholding on dividends under the income tax treaty between the United States and Canada, or any successor treaty.

ARTICLE 16
CONVERSION OF CLASS B EXCHANGEABLE SHARES

16.1
As used in this Article 16, the following terms have the following meaning:

(a)
"controlled companies"—a company shall be deemed to be controlled by another person or company or by two or more companies, if:

(i)
voting securities of the first-mentioned company carrying more than fifty percent (50%) of the votes for the election of the directors are held, otherwise than by way of security only, by or for the benefit of the other person or company or by or for the benefit of the other companies; and

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    (ii)
    the votes represented by such securities are entitled, if exercised, to elect a majority of the board of directors of the first-mentioned company;

  (b)
  "Conversion Period" means the period of time commencing on the eighth (8th) day after the Offer Date and terminating on the Expiration Date;

  (c)
  "Converted Shares" means Class A Exchangeable Shares resulting from the conversion of Class B Exchangeable Shares into Class A Exchangeable Shares pursuant to section 16.2 hereof;

  (d)
  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated form time to time thereunder;

  (e)
  "Exclusionary Offer" means an offer to purchase shares of Coors Class A Common Stock or an offer to purchase Coors Class A Common Stock and Class A Exchangeable Shares that:

  (i)
  (A) must, by reason of applicable securities laws (including Rule 14d-10 under the Exchange Act or any successor provisions) or the requirements of a stock exchange on which shares of Coors Class A Common Stock are listed, be open to all or substantially all holders of shares of Coors Class A Common Stock or (B) would, if such offer were made in Canada or a province of Canada, be required to be made to all or substantially all holders of shares of Coors Class A Common Stock resident in Canada or a province of Canada by reason of applicable securities laws of Canada or a province of Canada, the requirements of a stock exchange on which shares of Coors Class A Common Stock are listed or the requirements of the Canada Business Corporations Act; and

  (ii)
  is not made concurrently with a Qualifying Class B Offer;

    and for the purposes of this definition, the varying of any term of the offer for Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase shares of Coors Class B Common Stock or Coors Class B Common Stock and Class B Exchangeable Shares;

  (f)
  "Expiration Date" means the last date upon which holders of shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares may accept an Exclusionary Offer;

  (g)
  "Offer Date" means the date on which an Exclusionary Offer is made;

  (h)
  "Offeror" means a person or company that makes an offer to purchase shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed or required to be disclosed in the offering document relating to such offer to be acting jointly or in concert with the bidder;

  (i)
  "Qualifying Class B Offer" means an offer to purchase shares of Coors Class B Common Stock or Coors Class B Common Stock and Class B Exchangeable Shares that is identical to a concurrent offer to purchase shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer to the Offeror) and in all other respects (except with respect to the conditions that may be attached to the offer for shares of Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares), and having no conditions thereto other than the right not to purchase and pay for shares of Coors Class B Common Stock or Coors Class B Common Stock and Coors Class B Exchangeable Shares tendered if no shares of

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    Coors Class A Common Stock or Coors Class A Common Stock and Class A Exchangeable Shares are purchased pursuant to the offer for shares of Coors Class A Common Stock or Class A Common Stock and Class A Exchangeable Shares; and

  (j)
  "Transfer Agent" means the transfer agent from time to time for the shares of Exchangeable Shares.

16.2
Subject to section 16.5 hereof, if an Exclusionary Offer is made, each outstanding Class B Exchangeable Share shall be convertible into one Class A Exchangeable Share at the option of the holder thereof during the Conversion Period. The conversion right provided for in this section 16.2 shall be exercised by notice in writing given to the Transfer Agent accompanied by the share certificate or certificates representing the Class B Exchangeable Shares which the holder desires to convert, and such notice shall be executed by the person registered on the books of the Corporation as the holder of the Class B Exchangeable Shares, or by his or her attorney duly authorized in writing, and shall specify the number of Class B Exchangeable Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the Transfer Agent of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a share certificate representing fully-paid Class A Exchangeable Shares as prescribed above and in accordance with section 16.4 hereof. If less than all of the Class B Exchangeable Shares represented by any stock certificate are to be converted, the holder shall be entitled to receive a new stock certificate representing in the aggregate the number of Class B Exchangeable Shares represented by the original stock certificate that are not to be converted.

16.3
An election by a holder of Class B Exchangeable Shares to exercise the conversion right provided for in section 16.2 hereof shall not be valid unless accompanied by (i) in the case of an Exclusionary Offer for Coors Class A Common Stock only, a Retraction Request as provided in section 6.1 requesting the Corporation to redeem the holder's Converted Shares; and (ii) irrevocable elections by such holder (A) to tender the Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares into the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law) and subject to section 16.6; (B) to exercise the rights contained in Article Fifth of Coors's Restated Articles of Incorporation to convert into Coors Class B Common Stock all Coors Class A Common Stock corresponding to the Converted Shares and, under the terms and conditions of the Converted Shares, to convert into shares of Class B Exchangeable Shares all Converted Shares, in either case, in respect of which such holder exercises his or her right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately purchased under the Exclusionary Offer; and (C) to appoint the Transfer Agent or the transfer agent of Coors, as the case may be, as agent of such holder for the purpose of holding and tendering certificates representing such Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares in accordance with section 16.4 hereof. In the case of an Exclusionary Offer for Coors Class A Common Stock only, the holder of Exchangeable Class B Shares shall send a copy of the foregoing to the transfer agent of Coors. Any such election shall provide that the conversion of Coors Class A Common Stock corresponding to the Converted Stock into Coors Class B Stock or that the conversion of Converted Shares into shares of Class B Exchangeable Shares, as the case may be, pursuant to such election in respect of which the holder exercises his or her right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Coors Class B Shares or Class B Exchangeable Shares, as the case may be, pursuant to such election shall become effective;

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  (a)
  in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required under applicable securities laws to purchase and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

  (b)
  in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

16.4
No stock certificates representing Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares shall be delivered to or to the order of the holders of the shares before such shares are tendered into the Exclusionary Offer; the Transfer Agent or the transfer agent of Coors, on behalf of the holders of the Converted Shares, shall tender pursuant to the Exclusionary Offer pursuant to the notice described in section 16.3(ii)(C) a certificate or certificates representing the Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares. Upon completion of the Exclusionary Offer, the Transfer Agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the Exclusionary Offer in respect of the Coors Class A Common Stock Corresponding to the Converted Shares or the Converted Shares. If Converted Shares are converted into shares of Class B Exchangeable Shares in accordance with the election required in section 16.3, the Transfer Agent shall deliver to the holders entitled thereto a stock certificate or certificates representing the shares of Class B Exchangeable Shares resulting from the conversion. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give effect to this section 16.4.

16.5
The conversion right provided for in section 16.2 shall not come into effect if the conversion right provided to holders of Coors Class B Common Stock in Article Fifth of Coors's Restated Certificate of Incorporation has not come into effect or has ceased to apply pursuant to paragraph (e) of such Article Fifth, subject to paragraph (f) of such Article Fifth.

16.6
The Corporation and the Transfer Agent will use their commercially reasonable efforts expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure, that if a holder elects to exercise the conversion right in section 16.2 and a retraction of the Converted Shares pursuant to section 16.3 is required to participate in the Exclusionary Offer, that any such retraction shall be conditional upon and shall only be effective if the Corresponding Coors Common Stock tendered or deposited under such Offer is taken up.

ARTICLE 17
NO FRACTIONAL SHARES

17.1
A holder of Exchangeable Shares shall not be entitled to any fraction of a Coors Common Share upon the exchange or purchase of such holder's Exchangeable Shares pursuant to Articles 5, 6 or 7 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation or Callco as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

ARTICLE 18
CONVERSION OF CLASS A EXCHANGEABLE SHARES

18.1
Subject to and in compliance with the provisions of this Article 18, each holder of Class A Exchangeable Shares may, at any time and from time to time, at such holder's election, convert any or all outstanding Class A Exchangeable Shares held by such holder into Class B Exchangeable Shares (any such conversion, a "Conversion") pursuant to the provisions of this section 18.1. In order to effect a Conversion, a holder of Class A Exchangeable Shares must

B-I-25

  deliver at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Class A Exchangeable Shares (i) a written notice of such holder's election to convert (a "Notice of Conversion") Class A Exchangeable Shares specifying the number of shares to be converted and (ii) the certificate or certificates representing such shares. Such Notice of Conversion, once delivered to the Transfer Agent, shall be irrevocable. As promptly as practicable after receipt by the Transfer Agent of such Notice of Conversion and such certificate or certificates, the Transfer Agent shall on behalf of the Corporation issue and shall deliver to such holder a certificate or certificates for the number of Class B Exchangeable Shares issuable upon such Conversion in accordance with the provisions of this Article 18. In the event of a Conversion of a certificate or certificates in part, the Transfer Agent shall also issue on behalf of the Corporation to such holder a certificate or certificates for the number of Class A Exchangeable Shares not being so converted. A Conversion shall be deemed to have been consummated immediately prior to the end of the Business Day the Transfer Agent receives the Notice of Conversion of the holder of Class A Exchangeable Shares electing to make such Conversion (the "Conversion Date"), or if the Conversion Date is not a Business Day, then the next Business Day, and as of such date such holder shall be deemed to be a holder of record of the number of Class B Exchangeable Shares issuable upon such Conversion in accordance with this Article 18 notwithstanding that the share register of the Corporation may then be closed or that a certificate or certificates representing such Class B Exchangeable Shares shall not then actually be issued or delivered to such holder.

18.2
Upon a Conversion, the holder of Class A Exchangeable Shares being converted shall receive a number of Class B Exchangeable Shares equal to the product of the number of Class A Exchangeable Shares being converted and the Conversion Ratio then in effect. The Conversion Ratio shall initially be one (1), and shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Exchangeable Shares or Class B Exchangeable Shares, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

18.3
Notwithstanding anything herein to the contrary, prior to the delivery of any Class B Exchangeable Shares that the Transfer Agent is obligated to deliver on behalf of the Corporation pursuant to any Conversion, the Transfer Agent and the Corporation shall comply with all applicable federal and provincial laws and regulations which require action to be taken by the Transfer Agent and the Corporation in connection with such Conversion.

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SCHEDULE A
TO APPENDIX I
TO
EXHIBIT B

RETRACTION REQUEST

[BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To Molson Coors Canada Inc. (the "Corporation") and Molson Coors Callco UCC ("Callco")

        This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

☐
all share(s) represented by this certificate; or

☐
                        share(s) only represented by this certificate.

The undersigned hereby notifies the Corporation that the Retraction Date shall be

NOTE:	The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15 Business Day after the date on which this notice is received by the Corporation.

        The undersigned acknowledges the overriding Retraction Call Right of Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

        The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares and provided that the Callco has not exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Coors to purchase the unredeemed Retracted Shares.

        The undersigned hereby represents and warrants to the Corporation and Callco that the undersigned:

☐
is

  (select one)

☐
is not

  a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of

B-I-27

  Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to the Corporation and Callco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or the Callco, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)	(Signature of Shareholder)	(Guarantee of Signature)
☐
Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:	This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):
Street Address or P.O. Box:
Signature of Shareholder:
City, Province and Postal Code:
Signature Guaranteed by:
NOTE:
If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

B-I-28

APPENDIX II
TO
EXHIBIT B

PROVISIONS ATTACHING TO THE PREFERRED SHARES,
CLASS A NON-VOTING SHARES, CLASS B SUBORDINATE VOTING SHARES
AND CLASS C RESTRICTED VOTING SHARES OF EXCHANGECO

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PROVISIONS ATTACHING TO THE PREFERRED SHARES,
CLASS A NON-VOTING SHARES, CLASS B SUBORDINATE VOTING SHARES
AND CLASS C RESTRICTED VOTING SHARES OF EXCHANGECO

        The preferred shares, Class A non-voting shares, Class B subordinate voting shares and Class C restricted voting shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

INTERPRETATION

1.1
For the purposes of these share provisions:

          "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix II, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

          "Articles of Arrangement" means the articles of arrangement of Molson Inc. in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

          "Board of Directors" means the Board of Directors of the Corporation;

          "Business Day" means any day on which commercial banks are generally open for business in Montréal, Québec and Denver, Colorado, other than a Saturday, a Sunday or a day observed as a holiday in Montréal, Québec or Denver, Colorado;

          "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

    (a)
    the Foreign Currency Amount by,

    (b)
    the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

          "CBCA" means the Canada Business Corporations Act, as amended;

          "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed;

          "Class A Exchangeable Shares" means the Class A exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth in Appendix I to the Plan of Arrangement;

          "Class B Exchangeable Shares" means the Class B exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth in Appendix I to the Plan of Arrangement;

          "Class A Non-Voting Shares" means the Class A non-voting shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein;

          "Class A Preferred Shares" means the Class A preferred shares in the capital of the corporation having the rights, privileges, restrictions and conditions set forth herein;

B-II-2

          "Class B Subordinate Voting Shares" means the Class B subordinate voting shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein;

          "Class B1 Preferred Shares" means the Class B1 preferred shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein;

          "Class B2 Preferred Shares" means the Class B2 preferred shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein;

          "Class C Preferred Shares" means the Class C preferred shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein;

          "Class C Restricted Voting Shares" means the Class C restricted voting shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein;

          "Class D Preferred Shares" means the Class D preferred shares having in the capital of the Corporation the rights, privileges, restrictions and conditions set forth herein;

          "Combination Agreement" means the combination agreement made as of July 21, 2004 among Coors, the Corporation and Molson Inc., as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

          "Coors" means Adolph Coors Company, a corporation incorporated under the laws of the State of Delaware, which will change its name to Molson Coors Brewing Company on the Effective Date and any successor corporation thereto;

          "Coors Class A Common Stock" means the Coors Class A common stock, par value of $0.01 and any shares into which such securities may be changed;

          "Coors Class B Common Stock" means the Coors Class B common stock, par value of $0.01 and any shares into which such securities may be changed;

          "Coors Common Stock" means shares of Coors Class A Common Stock and Coors Class B Common Stock;

          "Corporation" means Molson Coors Canada Inc., a corporation incorporated under the CBCA;

          "Corresponding Exchangeable Shares" means, with respect to a class of Coors Common Stock, the class of Exchangeable Shares set out opposite such class of Coors Common Stock below:

Class of Coors Common Stock	Class of Exchangeable Shares
Coors Class A Common Stock	Class A Exchangeable Shares
Coors Class B Common Stock	Class B Exchangeable Shares

  and "Corresponding Coors Common Stock", "Corresponding Coors Share", "Corresponds" and "Corresponding" shall have correlative meanings;

          "Court" mean the Superior Court of Québec;

          "Current Market Price" means, in respect of a Corresponding Coors Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Corresponding Coors Common Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the Corresponding Coors Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the shares of Corresponding Coors Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the

B-II-3

  opinion of the Board of Directors the public distribution or trading activity of the Corresponding Coors Common Stock during such period does not create a market which reflects the fair market value of a share of Corresponding Coors Common Stock, then the Current Market Price of a share of Corresponding Coors Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

          "Director" means the Director appointed pursuant to Section 260 of the CBCA;

          "Drop Dead Date" means January 31, 2005, or such later date as may be mutually agreed by the parties to the Combination Agreement;

          "Effective Date" means the date shown on the Certificate, provided that such date occurs on or prior the Drop Dead Date;

          "Effective Time" means 12:01 a.m. (Montréal time) on the Effective Date;

          "Exchangeable Shares" means the Class A Exchangeable Shares and the Class B Exchangeable Shares;

          "Exchangeable Share Provisions" means the Exchangeable Share provisions set forth in Appendix I to the Plan of Arrangement;

          "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

          "Fixed Dividend" means, with respect to a class of Preferred Shares, an amount equal to 0.01% of the Liquidation Amount for such class;

          "holder" means, when used with reference to shares in the share capital of the Corporation, the holders of such shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of such shares;

          "ITA" means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the Effective Date;

          "Liquidation Amount" with respect to the Preferred Shares has the meaning ascribed thereto in section 4.3 of these share provisions and with respect to the Class C Preferred Shares, has the meaning ascribed thereto in section 10.2 of these share provisions;

          "NYSE" means the New York Stock Exchange, Inc.

          "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D annexed to the Combination Agreement and any amendments or variations thereto made in accordance with section 8.4 of the Combination Agreement or Article 6 of the Plan of Arrangement or made at the discretion of the Court in the Final Order; and

          "Preferred Shares" means the Class A Preferred Shares, the Class B1 Preferred Shares and the Class B2 Preferred Shares.

          "Restricted Shares" means the Class A Non-Voting Shares, the Class B Subordinate Voting Shares and the Class C Restricted Voting Shares in the capital of the Corporation;

          "Transfer Agent" means CIBC Mellon Trust Company or such other person as may from time to time be appointed by the Corporation as the registrar and transfer agent for Preferred Shares.

1.2
The expressions "article", "section", "subsection" or "paragraph" followed by a number mean and refer to the specified article, section, subsection or paragraph of these provisions.

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ARTICLE 2
RANKING OF PREFERRED SHARES, CLASS C PREFERRED SHARES AND
CLASS D PREFERRED SHARES

2.1
The Class A Preferred Shares, Class B1 Preferred Shares, Class B2 Preferred Shares and Class D Preferred Shares will rank pari passu with each other and will be entitled to preference over the Restricted Shares, the Class C Preferred Shares, the Exchangeable Shares and any other shares ranking junior to the Preferred Shares with respect to the payment of dividends, provided, however, that no class of shares of the Corporation other than the Class D Preferred Shares will rank in priority to the Exchangeable Shares of the Corporation with respect to the entitlement to the payment of dividends when dividends are declared and paid on corresponding Coors Common Stock as described in Article 3 of the Exchangeable Share Provisions.

2.2
The Class A Preferred Shares, Class B1 Preferred Shares, Class B2 Preferred Shares and Class D Preferred Shares will rank pari passu with each other and will be entitled, subject to the prior rights of the holders of the Exchangeable Shares and the Class C Preferred Shares, to a preference over the Restricted Shares and any other shares ranking junior to the Preferred Shares with respect to the distribution of assets or property in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets or property of the Corporation among its shareholders for the purpose of winding up its affairs.

ARTICLE 3
DIVIDENDS ON PREFERRED SHARES

3.1
During any year, the holders of Preferred Shares shall be entitled to receive, if and when declared by the Board of Directors, an annual dividend per share equal to the sum of,

3.1.1
with respect to the Class A Preferred Shares, (a) a Fixed Dividend, plus (b) an additional amount equal to (i) the per share amount of any dividends declared on the Class C Restricted Voting Shares during the particular year, multiplied by (ii) the number of Class A Non-Voting Shares that the holder would have received had the holder converted its Class A Preferred Shares into Class A Non-Voting Shares immediately after the Effective Time;

3.1.2
with respect to the Class B1 Preferred Shares, (a) a Fixed Dividend, plus (b) an additional amount equal to (i) the per share amount of any dividends declared on the Class C Restricted Voting Shares during the particular year, multiplied by (ii) the number of Class A Non-Voting Shares that the holder would have received had the holder converted its Class B1 Preferred Shares into Class A Non-Voting Shares immediately after the Effective Time;

3.1.3
with respect to the Class B2 Preferred Shares, (a) a Fixed Dividend, plus (b) an additional amount equal to (i) the per share amount of any dividends declared on the Class C Restricted Voting Shares during the particular year, multiplied by (ii) the number of Class B Subordinate Voting Shares that the holder would have received had the holder converted its Class B2 Preferred Shares into Class B Subordinate Voting Shares immediately after the Effective Time.

3.2
Cheques of the Corporation drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the holders of the Preferred Shares entitled thereto. The sending of such cheques shall satisfy and discharge all liability for such dividends to the extent of the amounts represented thereby (plus any tax required to be and deducted or withheld therefrom) unless such cheques are not paid on due presentation.

B-II-5

3.3
If on any payment date for any dividends declared on the Preferred Shares under section 3.1 hereof the dividends are not paid in full on all the Preferred Shares then outstanding, any such dividends or the unpaid part thereof shall be paid on subsequent date or dates as determined by the Board of Directors on which the Corporation shall have sufficient moneys properly applicable to the payment of same.

ARTICLE 4
DISTRIBUTION ON LIQUIDATION—PREFERRED SHARES

4.1
Subject to Section 18.1 on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled to receive an amount per share equal to the Liquidation Amount, together with any declared and unpaid Fixed Dividends before any amount shall be paid or any assets or property of the Corporation distributed to the holders of any shares of the Corporation ranking junior to the Preferred Shares.

4.2
After payment to the holders of Preferred Shares of the amounts so payable to them as provided in Section 4.1, they shall not be entitled to share in any further distribution of assets or property of the Corporation.

4.3
Subject to Section 4.4, Liquidation Amount shall mean:

4.3.1
with respect to each Class A Preferred Share, an amount equal to the Current Market Price of a share of Coors Class A Common Stock determined immediately prior to the Effective Time;

4.3.2
with respect to each Class B1 Preferred Share, the amount of Cdn. $10;

4.3.3
with respect to each Class B2 Preferred Share, an amount equal to the Current Market Price of a share of Coors Class B Common Stock determined immediately before the Effective Time, less Cdn. $10.

4.4
On a reduction in the capital of a Preferred Share, the amount distributed cannot exceed the Liquidation Amount of the Preferred Share at that time.

4.5
The Liquidation Amount, at any time, of a Class A Preferred Share, Class B1 Preferred Share or Class B2 Preferred Share, as the case may be, shall be reduced by any reductions in capital in respect of such share prior to that time.

ARTICLE 5
VOTING—PREFERRED SHARES

5.1
Except as otherwise provided in these provisions or by the provisions of applicable law,

5.1.1
the holders of Class A Preferred Shares and Class B1 Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

5.1.2
subject to the rights of the holders of any other class, or of any series of any other class, of shares of the Corporation entitled to have separate meetings of that class or series or to vote separately as a class or series, the holders of Class B2 Preferred Shares will:

5.1.2.1
be entitled to receive notice of and to attend all annual and special meetings of shareholders of the Corporation;

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    5.1.2.2
    vote together with the holders of the Class B Subordinate Voting Shares and the Class C Restricted Voting Shares as a single class on all matters requiring shareholder approval (with each holder of Class B2 Preferred Shares and Class B Subordinate Voting Shares entitled to one vote per share and each holder of Class C Restricted Voting Shares entitled to    •    votes per share), except:

    (a)
    the holders of Class B2 Preferred Shares and Class B Subordinate Voting Shares will have, voting together as a single class, 25% of the total votes entitled to be cast for the election of directors of the Corporation, and

    (b)
    where voting as a separate class is required by applicable law.

ARTICLE 6
REDEMPTION OF PREFERRED SHARES

6.1
Subject to the provisions of applicable law and subject to the articles of the Corporation, the Corporation may redeem, in the manner hereinafter provided, all or, from time to time, any part of the Class A Preferred Shares, Class B1 Preferred Shares or Class B2 Preferred shares then outstanding on payment for each share to be redeemed of its Liquidation Amount together with, in each case, the amount of any declared and unpaid Fixed Dividends (the "Redemption Price").

6.2
The procedure for the redemption of the Preferred Shares shall be as follows:

6.2.1
notice of redemption of Preferred Shares shall be given by the Corporation not less than three (3) days and not more than thirty (30) days prior to the date specified for the redemption (the "Redemption Date") to each holder of Class A Preferred Shares, Class B1 Preferred Shares or Class B2 Preferred Shares, as the case may be. Such notice shall set out the Redemption Price, the Redemption Date and the place or places of redemption; and

6.2.2
the Corporation shall, at any time on or after the date of mailing of the notice of redemption, deposit the Redemption Price for each share to be redeemed in a special account for the holders of such shares in any Canadian chartered bank or trust company in Canada specified in the notice of redemption or in a subsequent notice to the holders of the shares to be redeemed, and upon such deposit being made or upon the Redemption Date, whichever is the later, the shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price so deposited upon presentation and surrender of the certificates representing their shares so redeemed. Any interest on such deposit shall belong to the Corporation.

6.3
Redemption moneys that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for in Section 6.2) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

6.4
The Corporation shall not redeem any Preferred Shares if it is in default of any term, condition or obligation attaching to the Exchangeable Shares or if the redemption would cause the Corporation to be in default of any term condition or obligation attaching to the Exchangeable Shares.

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ARTICLE 7
CONVERSION OF PREFERRED SHARES

7.1
Holders of Preferred Shares may at any time and from time to time at their election convert any or all outstanding Preferred Shares they hold upon the following basis:

7.1.1
each Class A Preferred Share and each Class B1 Preferred Share is convertible into a number of Class A Non-Voting Shares determined by dividing (a) the sum of the Liquidation Amount for one Class A Preferred Share or Class B1 Preferred Share, as the case may be, together with any declared and unpaid Fixed Dividend thereon, by (b) the fair market value of a Class A Non-Voting Share at the time of conversion;

7.1.2
each Class B2 Preferred Share is convertible into a number of Class B Subordinate Voting Shares determined by dividing (a) the sum of the Liquidation Amount for one Class B2 Preferred Share, together with any declared and unpaid Fixed Dividend thereon, by (b) the fair market value of a Class B Subordinate Voting Share at the time of conversion.

7.2
To effect the conversion, a holder of Preferred Shares must deliver at an office of the Transfer Agent (i) a written notice to convert Preferred Shares, specifying the number of shares to be converted, and (ii) the certificate or certificates representing those shares. The notice of conversion, once delivered to the Transfer Agent, will be irrevocable. As promptly as practicable after receipt by the Transfer Agent of the notice of conversion and the certificate or certificates, the Transfer Agent will, on behalf of the Corporation, issue and deliver to the holder a certificate or certificates for the number of Class A Non-Voting Shares or Class B Subordinate Voting Shares, as the case may be, issuable upon the conversion. In the event of a conversion of only part of the Preferred Shares represented by a certificate, the Transfer Agent will also issue, on behalf of the Corporation, to the holder a certificate or certificates for the number of Preferred Shares not being so converted. A conversion will be deemed to have been consummated immediately prior to the close of business on the date the Transfer Agent receives the notice of conversion, or if the date of the Transfer Agent's receipt is not a Business Day, then the next Business Day.

ARTICLE 8
RANKING OF CLASS C PREFERRED SHARES

8.1
The Class C Preferred Shares will be entitled, subject to the prior rights of the holders of the Preferred Shares and the Class D Preferred Shares, to preference over the Restricted Shares and the Exchangeable Shares, with respect to the payment of dividends, provided, however, that no class of shares of the Corporation other than the Class D Preferred Shares will rank in priority to the Exchangeable Shares of the Corporation with respect to the entitlement to the payment of dividends when dividends are declared and paid on corresponding Molson Coors common stock as described in Article 3 of the Exchangeable Share Provisions.

8.2
The Class C Preferred Shares will be entitled, subject to the prior rights of the holders of the Exchangeable Shares, to preference over the Restricted Shares, the Preferred Shares and the Class D Preferred Shares with respect to the distribution of assets or property in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets or property of the Corporation among its shareholders for the purpose of winding up its affairs.

ARTICLE 9
DIVIDENDS ON CLASS C PREFERRED SHARES

9.1
The holders of Class C Preferred Shares shall be entitled to receive, if and when declared by the Board of Directors, fixed, cumulative dividends at a rate equal to 6% of the Liquidation Amount

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  of the Class C Preferred Shares per annum, payable in quarterly instalments on the last Business Day of the months of March, June, September and December in each year. If on any dividend payment date the Corporation shall not have paid the said dividends in full on all Class C Preferred Shares then outstanding such dividends or the unpaid part thereof shall be paid on a subsequent date or dates in priority to dividends on the Restricted Shares and the Exchangeable Shares and on any shares of any other class ranking junior as to the payment of dividends to the Class C Preferred Shares.

ARTICLE 10
DISTRIBUTION ON LIQUIDATION—CLASS C PREFERRED SHARES

10.1
Subject to Section 18.1, on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Class C Preferred Shares shall be entitled to receive an amount per share equal to the Liquidation Amount divided by the number of issued and outstanding Class C Preferred Shares that time, together with the amount of any declared and unpaid dividends before any amount shall be paid or any assets or property of the Corporation distributed to the holders of any shares of the Corporation ranking junior to the Class C Preferred Shares.

10.2
Liquidation Amount shall mean, with respect to the Class C Preferred Shares, an aggregate amount of U.S. $1,000,000.

Article 11
VOTING—CLASS C PREFERRED SHARES

11.1
Except as otherwise provided in these provisions or by the provisions of applicable law, the holders of Class C Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation.

ARTICLE 12
REDEMPTION OF CLASS C PREFERRED SHARES

12.1
Subject to the provisions of applicable law and subject to the articles of the Corporation, the Corporation shall, on the date which is five years following issuance of the Class C Preferred Shares (the "Mandatory Redemption Date") redeem all, but not less than all, of the Class C Preferred Shares then outstanding on payment of their Liquidation Amount together with all unpaid dividends, whether or not declared, which shall have accrued thereon and which, for such purpose, shall be treated as accruing up to the Mandatory Redemption Date (the "Redemption Price").

12.2
The procedure for the redemption of the Class C Preferred Shares shall be as follows:

12.2.1
notice of redemption of Class C Preferred Shares shall be given by the Corporation not less than three (3) days and not more than thirty (30) days prior to the Mandatory Redemption Date to each holder of Class C Preferred Shares. Such notice shall set out the Redemption Price, the Mandatory Redemption Date and the place or places of redemption;

12.2.2
the Corporation shall, at any time on or after the date of mailing of the notice of redemption, deposit the Redemption Price for the Class C Preferred Shares in a special account for the holders of such shares in any Canadian chartered bank or trust company in Canada specified in the notice of redemption, and upon the Mandatory Redemption Date, the Class C Preferred Shares shall be deemed to be redeemed and the rights of each holder thereof after such Mandatory Redemption Date shall be limited to receiving, without

B-II-9

    interest, the proportionate part of the total Redemption Price applicable to such Class C Preferred Share upon presentation and surrender of the certificates representing the Class C Preferred Share so redeemed. Any interest on such deposit shall belong to the Corporation.

12.3
Redemption moneys that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for in Section 12.2) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

12.4
The Corporation shall not redeem any Class C Preferred Shares if it is in default of any term, condition or obligation attaching to the Exchangeable Shares or if the redemption would cause the Corporation to be in default of any term condition or obligation attaching to the Exchangeable Shares.

ARTICLE 13
CLASS D PREFERRED SHARES

13.1
The Class D Preferred Shares may at any time or from time to time be issued in one or more series. Except as otherwise provided in the articles of the Corporation or by the provisions of applicable law, the Board of Directors may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series of Class D Preferred Shares.

13.2
The rights, privileges, restrictions and conditions attaching to the Class D Preferred shares as a class shall be as follows:

13.2.1
except as otherwise provided in these provisions or by the provisions of applicable law, the holders of Class D Preferred Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

13.2.2
the holders of Class D Preferred Shares will be entitled, pari passu with the holders of the Preferred Shares, to preference over the Restricted Shares, the Class C Preferred Shares and the Exchangeable Shares, with respect to the payment of dividends;

13.2.3
the holders of Class D Preferred Shares will be entitled, pari passu with the holders of the Preferred Shares, but subject to the prior rights of the holders of the Class C Preferred Shares and Exchangeable Shares, to preference over the Restricted Shares with respect to the distribution of assets or property in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets or property of the Corporation among its shareholders for the purpose of winding up its affairs.

ARTICLE 14
RANKING OF RESTRICTED SHARES

14.1
The Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Restricted Voting Shares will rank pari passu with each other, and will be entitled, subject to the prior rights of Preferred Shares, Class C Preferred Shares and Class D Preferred Shares, to a preference over the Exchangeable Shares and any other shares ranking junior to the Restricted Shares with respect to the payment of dividends, provided, however, that no class of shares of the Corporation other than the Class D Preferred Shares will rank in priority to the Exchangeable Shares of the Corporation with respect to the entitlement to the payment of dividends when dividends are declared and paid on corresponding Coors Common Stock as described in Article 3 of the Exchangeable Share Provisions.

B-II-10

14.2
The Class A Non-Voting Shares, Class B Subordinate Voting Shares and Class C Restricted Voting Shares will rank pari passu with each other and junior to any other class of shares of the Corporation with respect to the distribution of assets or property in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets or property of the Corporation among its shareholders for the purpose of winding up its affairs.

ARTICLE 15
VOTING—RESTRICTED SHARES

15.1
Except as otherwise provided in these provisions or by the provisions of applicable law,

15.1.1
the holders of Class A Non-Voting Shares will not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation;

15.1.2
subject to the rights of the holders of any other class, or of any series of any other class, of shares of the Corporation entitled to have separate meetings of that class or series or to vote separately as a class or series, the holders of Class B Subordinate Voting Shares and Class C Restricted Voting Shares will:

15.1.2.1
be entitled to receive notice of and to attend all annual and special meetings of shareholders of the Corporation;

15.1.2.2
vote together with the holders of the Class B2 Preferred Shares as a single class on all matters requiring shareholder approval (with each holder of Class B2 Preferred Shares and Class B Subordinate Voting Shares entitled to one vote per share and each holder of Class C Restricted Voting Shares entitled to [5,000] votes per share), except:

(a)
the holders of Class B2 Preferred Shares and Class B Subordinate Voting Shares will have, voting together as a single class, 25% of the total votes entitled to be cast for the election of directors of the Corporation, and

(b)
where voting as a separate class is required by applicable law.

ARTICLE 16
DIVIDENDS ON RESTRICTED SHARES

16.1
After payment of amounts to which holders of Class A Preferred Shares, Class B1 Preferred Shares, Class B2 Preferred Shares, Class C Preferred Shares, Class D Preferred Shares and Exchangeable Shares may be entitled, each class of Restricted Shares is entitled to dividends if, as and when declared by the board of directors of the Corporation, provided that no dividend may be paid on the shares of a class of Restricted Shares unless an equivalent dividend per share is paid on each other class of Restricted Shares.

ARTICLE 17
DISTRIBUTION ON LIQUIDATION—RESTRICTED SHARES

17.1
Subject to Section 18.1, on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets or property of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Class A Non-Voting Shares shall be entitled to receive the remaining assets or property of the Corporation pari passu with the holders of Class B Subordinate Voting Shares and Class C Restricted Voting Shares, after payment of amounts to which holders of Class A Preferred Shares, Class B1 Preferred Shares, Class B2

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  Preferred Shares, Class C Preferred Shares, Class D Preferred Shares and Exchangeable Shares may be entitled.

ARTICLE 18
WITHHOLDING RIGHTS AND TAX

18.1
The Corporation shall be entitled to deduct and withhold from any dividend or amount otherwise payable to any holder of Preferred Shares, Class C Preferred Shares, Class D Preferred Shares or Restricted Shares ("Payee") such amounts as the Corporation is, (i) required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended or succeeded or (ii) entitled to withhold under section 116 of the ITA or any analogous provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Payee in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a Payee exceeds the cash portion of the consideration otherwise payable to the Payee, the Corporation is hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation to enable it to comply with such deduction or withholding requirement or entitlement and the Corporation shall notify the Payee thereof and remit any unapplied balance of the net proceeds of such sale. References in this section to the ITA are to the ITA as amended from time to time.

ARTICLE 19
NOTICES

19.1
Subject to Section 19.2, any notice, cheque or other communication from the Corporation herein provided for or required by law shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage prepaid, or, in the case of a notice of redemption, by prepaid registered mail, to the holders of Restricted Shares, Preferred Shares, the Class C Preferred Shares and the Class D Preferred Shares at their respective addresses appearing on the books of the Corporation or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more holders of the said classes or series of shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communications but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders.

19.2
If there exists any actual or apprehended disruption of mail services in any province in which there are holders of Restricted Shares, Preferred Shares, Class C Preferred Shares or Class D Preferred Shares whose addresses appear on the books of the Corporation to be in such province, notice may (but need not) be given to the holders in such province by means of delivery by courier at the addresses of holders of such shares as appearing on the books of the Corporation or by means of publication in each of two successive weeks in a newspaper of general circulation published in the capital city of such province, or if the Corporation maintains a register of transfers for the Restricted Shares, Preferred Shares, Class C Preferred Shares or Class D Preferred Shares in such province, then in the city in such province where the register of transfers is maintained. Notice given as aforesaid shall be deemed for all purposes to be proper notice.

19.3
Notice given by mail or courier shall be deemed to be given on the day upon which it is mailed or sent by courier, as the case may be, and notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.

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APPENDIX III

NO TERMS OF ANY OPTIONS

HAVE BEEN AMENDED

B-III-1

Exhibit C

FORM OF CLASS A COMMON STOCK
MOLSON COORS BREWING COMPANY
VOTING TRUST AGREEMENT

        This VOTING TRUST AGREEMENT (this "Agreement") is made and entered into as of this            day of                        , 200            , by and among                         , as trustee (hereinafter, with any successors, referred to as the "Trustee"), Pentland Securities (1981) Inc., a corporation incorporated under the Canada Business Corporations Act (for itself, "Pentland", and as the "Molson Beneficiary Representative"), and Adolph Coors, Jr. Trust dated September 12, 1969, a                        (for itself, the "Coors Trust", and as the "Coors Beneficiary Representative"), and each other holder of Company Shares (as defined below) or Voting Securities who hereafter executes a separate agreement to be bound by the terms hereof as a "Beneficiary". [Note: Transferees between signing and closing to be added as parties]

W I T N E S S E T H:

        WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Combination Agreement, dated as of July 21, 2004 (the "Combination Agreement"), by and among Adolph Coors Company, a Delaware corporation (to be renamed Molson Coors Brewing Company, the "Company"), Coors Canada Inc., a corporation organized and existing under the laws of Canada ("Exchangeco") and Molson Inc., a corporation organized and existing under the laws of Canada ("Molson"), that the parties hereto execute and deliver this Agreement (capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Combination Agreement);

        WHEREAS, each of Pentland and    •    , a corporation incorporated under the Canada Business Corporations Act and a wholly owned subsidiary of Pentland ("Subco") has, prior to the execution hereof, deposited all of the Class "B" common shares of Molson held by it (the "Escrowed Molson Shares") with an escrow agent (the "Escrow Agent") pursuant to an escrow agreement among Pentland and Subco, the Coors Trust, Molson, the Company and Exchangeco dated as of                             , 200            (the "Escrow Agreement");

        WHEREAS, pursuant to the Arrangement, the Escrowed Molson Shares were exchanged into a combination of Class A Exchangeable Shares and Class B Exchangeable Shares;

        WHEREAS, the Class A Exchangeable Shares are exchangeable, subject to certain terms and conditions, for shares of the Company's Class A Common Stock (as used herein, the "Company Shares");

        WHEREAS, the Coors Trust has, prior to the execution hereof, deposited all of the Company Shares held by it with the Escrow Agent pursuant to the Escrow Agreement;

        WHEREAS, each of Pentland and Subco is depositing, on the date hereof, all of the Class A Exchangeable Shares held by it into a voting trust pursuant to a voting trust agreement (the "Canadian Voting Trust Agreement") dated the date hereof among    •    , Pentland, Subco and the Coors Trust, governed by the laws of the Province of Ontario and having substantially similar terms to the terms hereof with respect to the Class A Exchangeable Shares;

        WHEREAS, this Agreement is the Delaware Voting Trust Agreement contemplated by the Canadian Voting Trust Agreement;

        WHEREAS, Pentland and the Coors Trust believe that it is advisable and in the best interests of the Company, Exchangeco and the Beneficiaries hereunder to enter into this Agreement for the purpose of uniting the voting power of the Beneficiaries hereunder and of the Coors Family Group Beneficiaries (as defined below) and the Molson Family Group Beneficiaries (as defined below) in order to secure, so far as is practicable, continuity, consistency and efficiency of governance of the Company;

        WHEREAS, the Coors Trust is depositing, on the date hereof, all of the Company Shares held by it into a voting trust pursuant to this Agreement; and

        WHEREAS, the parties hereto intend the voting trust created hereby to be a voting trust within the meaning of Section 218(a) of the General Corporation Law of the State of Delaware.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the several parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.01. Definitions.

        For the purposes of the present Agreement, the following terms shall have the following respective meanings:

          (a)   "Aggregate Shares" means, without duplication, the aggregate number of the Company Shares, shares of the Class B Common Stock, the Class A Exchangeable Shares and Class B Exchangeable Shares and the number of shares of the foregoing into which any other outstanding shares of any class of stock convertible or exchangeable into any of the foregoing may be converted or exchanged, including pursuant to a stock split, consolidation, reorganization, merger, amalgamation, reclassification or recapitalization;

          (b)   "Beneficiaries" means Pentland and the Coors Trust, whether or not they have a Beneficiary Account and any subsequent Molson Family Group Beneficiaries and Coors Family Group Beneficiaries which beneficially own Trust Shares, have a Beneficiary Account and become a party hereto; "Beneficiary" means any one of the Beneficiaries;

          (c)   "Beneficiary Account" means the segregated account maintained by the Trustee for each Beneficiary that has deposited Trust Shares under this Agreement, as contemplated by Section 2.01(f);

          (d)   "Beneficiary Representatives" means the Molson Beneficiary Representative and the Coors Beneficiary Representative and "Beneficiary Representative" means either the Molson Beneficiary Representative or the Coors Beneficiary Representative;

          (e)   "Certificate" has the meaning assigned such term in Section 2.02;

          (f)    "Company" has the meaning assigned such term in the Recitals;

          (g)   "Company Shares" has the meaning assigned such term in the Recitals;

          (h)   "Control" means, in the case of a company, partnership, corporation or similar entity, the ability to direct the management of such company, partnership, corporation or similar entity, it being understood that a Person shall not have "control" of a company, partnership or corporation if such Person does not beneficially own voting interests carrying at least 90% of the economic value and 90% of the voting power to elect a majority of the board of directors (or similar governing body or, with respect to a partnership, 90% of the general partners) of such company, partnership, corporation or similar entity;

          (i)    "Coors Family Group" means:

            (i)    individuals who are descendents of the late Adolph Coors, including adopted issue and issue born out of wedlock of any such individuals, as well as spouses and former spouses

    (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the "Coors Family Members");

            (ii)   estates of any Coors Family Members;

            (iii)  trusts for which the principal beneficiaries are one or more of the Coors Family Members;

            (iv)  any corporation, limited liability company, or partnership or similar entity directly or indirectly under the Control of one or more of the foregoing;

            (v)   any corporation or trust with a charitable, scientific, religious or educational purpose described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, with respect to which the Coors Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and

            (vi)  any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Coors Family Members.

          (j)    "Coors Family Group Beneficiaries" means the Coors Trust and any other members of the Coors Family Group who become Beneficiaries hereunder;

          (k)   "Current Market Value" means, with respect to any security, the average of the daily closing prices on the principal exchange or broker quotation system on which such security may be listed or may trade for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by such principal exchange or broker quotation system. In the event such closing prices or bid and asked prices, as applicable, are unavailable, the Current Market Value of the security shall be the cash price at which a willing seller would sell and a willing buyer would buy such security in an arm's-length negotiated transaction, as determined in good faith by the Trustee;

          (l)    "Encumbrance" means a pledge, mortgage, hypothecation or other encumbrance;

          (m)  "Molson Family Group" means:

            (i)    individuals who are descendents of the late Thomas H.P. Molson ("Thomas Molson") of Montreal, who passed away on or about April 4, 1978, including adopted issue and issue born out of wedlock of any such individuals, as well as spouses and former spouses (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the "Molson Family Members");

            (ii)   the estate of Thomas Molson and the estates of any Molson Family Members;

            (iii)  trusts for which the principal beneficiaries are one or more of the Molson Family Members;

            (iv)  any corporation, limited liability company, or partnership or similar entity directly or indirectly under the Control of one or more of the foregoing;

            (v)   any corporation with charitable, scientific, religious or educational objects or any trust the beneficiaries of which are charities, with respect to which the Molson Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and

            (vi)  any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Molson Family Members, including The Molson Foundation and The Molson Companies Donation Fund;

          (n)   "Molson Family Group Beneficiaries" means Pentland and any other members of the Molson Family Group who become Beneficiaries hereunder;

          (o)   "Permitted Encumbrance" means an Encumbrance over Trust Shares created by a Beneficiary for which each of the following conditions are satisfied:

            (i)    the recourse available to the creditors of the obligation thereby secured is not limited to the realization upon such Encumbrance and/or retention of the Trust Shares;

            (ii)   the Current Market Value of such Trust Shares on the date of creation of the Encumbrance is at least 200% of the principal amount of all obligations secured thereby;

            (iii)  the secured creditor shall have agreed, in form and content satisfactory to the Trustee, irrevocably that any realization of its Encumbrance must be in full compliance with Section 8.02, including, for the avoidance of doubt, that (A) the Trust Shares shall be converted into Class B Common Stock (or otherwise into shares or other securities which do not constitute Voting Securities) prior to the Transfer and (B) no Transfer or conversion of Trust Shares may occur if the conditions set forth in the last sentence of Section 8.02 are not satisfied at the time of the realization; and

            (iv)  the Beneficiary creating such Encumbrance shall have delivered to the Trustee and each Continuing Beneficiary such information as is necessary to evidence compliance with the foregoing conditions;

          (p)   "Permitted Family Transferee" means (i) a member of the Molson Family Group with respect to Transfers by a member of the Molson Family Group; or (ii) a member of the Coors Family Group with respect to Transfers by a member of the Coors Family Group;

          (q)   "Permitted Hedge" shall mean a transaction entered into or maintained by a Beneficiary for the purpose of mitigating any or all of the economic risk of owning either the Trust Shares or any security the value of which is principally related to the Trust Shares, so long as the following conditions are satisfied:

            (i)    pursuant to such transaction, such Beneficiary may not Transfer or, without the right to settle such obligation on a monetary basis, be required to Transfer, directly or indirectly, any Trust Shares (or, in the event that the restrictions in Section 3.08 remain applicable, shares or other securities with respect to which the Beneficiary would be required to exercise conversion or exchange rights pertaining to Trust Shares);

            (ii)   pursuant to such transaction, no Third Party Transferee may have the right to acquire, directly or indirectly, or cause the Transfer of any Trust Shares (or, in the event that the restrictions in Section 3.08 remain applicable, shares or other securities with respect to which the Beneficiary would be required to exercise conversion or exchange rights pertaining to Trust Shares), except a Transfer that constitutes a Permitted Encumbrance; and

            (iii)  the Beneficiary creating such Encumbrance shall have delivered to the Trustee and each Continuing Beneficiary Representative) such information as is necessary to evidence compliance with the foregoing conditions;

          (r)   "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

          (s)   "Transfer" means, with respect to any security, directly or indirectly (including indirectly through (i) the transfer, sale or issuance of securities in any entity which, directly or indirectly, beneficially owns such securities or (ii) the establishment of any derivatives transactions with respect to such security), to sell, assign, transfer, exchange, pledge (including in margin transactions), convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration, and shall include any disposition of the economic or other risks of ownership of such security, including short sales of such security, option transactions (whether physical or cash settled) with respect to such security, use of equity or other derivative financial instruments relating to such security and other hedging arrangements with respect to such security; any such security or any beneficial ownership interest therein, capitalized terms "Transferred", "Transferee", etc. shall have correlative meanings;

          (t)    "Trust Shares" means (i) all Company Shares originally delivered to the Trustee on behalf of the Coors Trust pursuant to Section 2.01(a), (ii) any additional Company Shares or other Voting Securities hereafter purchased or otherwise acquired by the Beneficiaries and made subject to the provisions of this Agreement by Section 2.01(b), and (iii) any other Company Shares or other Voting Securities that are or become subject to this Agreement from time to time pursuant to Section 2.01(d), Section 4.03, Section 4.04 or Section 4.06;

          (u)   "Voting Securities" means the following:

            (i)    shares or other securities of the Company or any successor carrying or accompanied by the right to cast votes, whether directly or through a voting trustee, with respect to a majority of the directors of the Company or any successor (excluding, for the avoidance of doubt, the Class B Common Stock); and

            (ii)   securities convertible or exchangeable into, or permitting the holders thereof to acquire, Company Shares or securities described in clause (i) above (other than, in each case for the avoidance of doubt, Class A Exchangeable Shares, the Class B Exchangeable Shares or the Class B Common Stock).

        Section 1.02.    Other Definitional Provisions.    When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" a Person, such reference shall be deemed to include the business of such Person and all direct and indirect Subsidiaries of such Person. Reference to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

ARTICLE II.
DEPOSIT OF SHARES AND ISSUANCE
OF VOTING TRUST CERTIFICATES

        Section 2.01.    Deposit of Company Shares.

          (a)   Concurrently with the execution of this Agreement, the Escrow Agent, on behalf of the Coors Trust, has delivered to the Trustee certificates for all Company Shares owned by the Coors Trust and held by the Escrow Agent. Exhibit A hereto sets forth, as of the date hereof the name and address of, and the number of Company Shares held by the Escrow Agent on behalf of the

  Coors Trust. All such Company Shares are duly endorsed for transfer or accompanied by duly executed instruments of transfer.

          (b)   If, at any time prior to the expiration or termination of this Agreement, (i) any Beneficiary purchases or otherwise obtains any additional Company Shares or Voting Securities, such additional Company Shares or Voting Securities shall automatically immediately become subject to this Agreement and all provisions hereof or (ii) any "Beneficiary" under the Canadian Voting Trust Agreement purchases or otherwise obtains any Company Shares or Voting Securities (including as described in Section 3.08 thereof), the Trustee shall accept the deposit of such Company Shares or Voting Securities and take such actions as are necessary to permit the "Beneficiary" to become a party to this Agreement as a Beneficiary hereunder. Each Beneficiary agrees to immediately transfer and deliver certificates for any such Company Shares or Voting Securities referred to in clause (i) to the Trustee in the manner specified in Section 2.01(a).

          (c)   If, at any time prior to the expiration or termination of the Canadian Voting Trust Agreement, any Beneficiary purchases or otherwise obtains any Class A Exchangeable Shares or any other securities of Exchangeco or any successor that would constitute "Voting Securities" (as defined under the Canadian Voting Trust Agreement), such Beneficiary shall take such actions as are necessary to become a party to the Canadian Voting Trust Agreement and shall deposit all such shares and securities in trust pursuant to Section 2.01(b) thereof.

          (d)   Promptly upon receipt from time to time of stock certificates representing Trust Shares, the Trustee shall cause the certificates to be surrendered to the Company and cancelled and new certificates therefor issued to, and in the name of, the Trustee, and shall cause the Trustee's ownership of legal title as a trustee pursuant to this Agreement to be entered in the stock transfer records of the Company. The Trustee shall cause such new certificates to bear a legend on the face thereof in the form specified in Section 3.07.

          (e)   Legal title to the Trust Shares in any Beneficiary Account, including the Beneficiary Account for the Coors Trust established on the date hereof, shall be vested at all times in the Trustee on behalf of the applicable Beneficiary and subject to the terms of this Agreement. Exclusive economic and beneficial ownership of each Beneficiary's Trust Shares in such Beneficiary's Beneficiary Account shall remain with such Beneficiary.

          (f)    The Trustee warrants and undertakes that it will hold the Trust Shares delivered by any Beneficiary in separate accounts (each a "Beneficiary Account") from Trust Shares held on behalf of any other Beneficiary from time to time. Each such separate account shall be held by the Trustee as part of a single trust. The Trustee shall maintain and update each Beneficiary Account to reflect any additions to receipts or transfers from each such account.

        Section 2.02.    Issuance of Voting Trust Certificates.    The Trustee shall from time to time issue and deliver to each Beneficiary for whom a Beneficiary Account has been established one or more Voting Trust Certificates (each, a "Certificate") in respect of the Trust Shares in the form set forth in Exhibit B hereto. Such Certificates shall be signed by the Trustee.

        Section 2.03.    Duplicate Certificates.    If a Certificate shall be lost, stolen, mutilated or destroyed, the Trustee, at its discretion, may issue a duplicate of such Certificate upon receipt of (a) evidence of such fact satisfactory to the Trustee, (b) indemnity satisfactory to the Trustee, (c) the existing Certificate (if mutilated) and (d) any fees and expenses applicable thereto or to such transfer; provided, that no bond or insurance shall be required in connection with the issuance of any duplicate Certificate.

        Section 2.04.    Certificate Book.    The Trustee shall maintain complete and correct records and books of account of all its transactions as Trustee, and shall maintain a book to be known as the "Certificate Book" setting forth the Beneficiary Accounts and the Beneficiaries thereof, showing their places of residence and the number of Trust Shares represented by the Certificates held by them and other pertinent information. Such records and books of account and the Certificate Book shall be available to the Beneficiaries upon written request.

ARTICLE III.
TRUSTEE'S RIGHTS AS A STOCKHOLDER OF THE COMPANY

        Section 3.01.    Appointment of Beneficiary Representatives.

          (a)   The Coors Trust has the authority to act for all purposes under this Agreement in its capacity as the sole Coors Family Group Beneficiary as of the date hereof and in its capacity as representative of all other Coors Family Group Beneficiaries that may from time to time become parties to this Agreement in the future (in either such capacity, the "Coors Beneficiary Representative"), and each Coors Family Group Beneficiary, by becoming party hereto, hereby agrees to the appointment of the Coors Trust as its representative. Each Coors Family Group Beneficiary further agrees that the Trustee shall be entitled to rely on any instruction given by the Coors Beneficiary Representative pursuant hereto to the same extent as if such Beneficiary gave such instruction personally. At all times, any Person serving as the Coors Beneficiary Representative shall be a member of the Coors Family Group. The Coors Beneficiary Representative shall have the right to appoint its successor in the capacity of Coors Beneficiary Representative by written instrument (whether set forth in the will of such Coors Beneficiary Representative or otherwise) and such provisional designation may be revoked or superseded at any time or from time to time by the Coors Beneficiary Representative. In the event of the death, resignation or inability to serve of the Coors Beneficiary Representative absent any appointment of its successor in the capacity of Coors Beneficiary Representative, such successor shall be designated by written notice executed by holders of a majority of the Trust Shares held by the Coors Family Group Beneficiaries deposited hereunder (and, in the event that the Trust Shares constitute more than one class or series of shares or other securities, a majority in interest based upon the Current Market Value of the Trust Shares beneficially owned by the Coors Family Group Beneficiaries).

          (b)   Pentland has the authority to act for all purposes under this Agreement in its capacity as a Molson Family Group Beneficiary as of the date hereof and in its capacity as representative of all other Molson Family Group Beneficiaries that may from time to time become parties to this Agreement in the future (in either such capacity, the "Molson Beneficiary Representative"), and each Molson Family Group Beneficiary, by becoming party hereto, hereby agrees to the appointment of Pentland as its representative. Each Molson Family Group Beneficiary further agrees that the Trustee shall be entitled to rely on any instruction given by the Molson Beneficiary Representative pursuant hereto to the same extent as if such Beneficiary gave such instruction personally. At all times, any Person serving as the Molson Beneficiary Representative shall be a member of the Molson Family Group. The Molson Beneficiary Representative shall have the right to appoint its successor in the capacity of Molson Beneficiary Representative by written instrument (whether set forth in the will of such Molson Beneficiary Representative or otherwise) and such provisional designation may be revoked or superseded at any time or from time to time by the Molson Beneficiary Representative. In the event of the death, resignation or inability to serve of the Molson Beneficiary Representative absent any appointment of its successor in the capacity of Molson Beneficiary Representative, such successor shall be designated by written notice executed by holders of a majority of the Trust Shares held by the Molson Family Group Beneficiaries deposited hereunder (and, in the event that the Trust Shares constitute more than one class or series of shares or other securities, a majority in interest based upon the Current Market Value of the Trust Shares beneficially owned by the Molson Family Group Beneficiaries).

          (c)   The Coors Beneficiaries and the Molson Beneficiaries agree to make their appointments of the Coors Beneficiary Representative and the Molson Beneficiary Representative, respectively,

  pursuant to Section 3.01 of this Agreement to ensure that the Coors Beneficiary Representative and the Molson Beneficiary Representative are the same persons from time to time who are Coors Beneficiary Representative and Molson Beneficiary Representative, respectively, under the Canadian Voting Trust Agreement.

        Section 3.02.    Loss of Rights of Coors Beneficiary Representative.    The Coors Beneficiary Representative shall be a "Continuing Representative" hereunder, so long as the Coors Family Group Beneficiaries and the other members of the Coors Family Group beneficially own at all times at least [insert number that is 3% of Aggregate Shares at Closing] Aggregate Shares (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification or recapitalization or similar transactions), including 825,000 Company Shares and/or Class A Exchangeable Shares in the aggregate subject to the Control Voting Trust Agreements (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions). The Coors Beneficiary Representative agrees to promptly notify the Trustee and the Molson Beneficiary Representative in writing if the Coors Beneficiary Representative shall cease to be a Continuing Representative hereunder.

        Section 3.03.    Loss of Rights of Molson Beneficiary Representative.    The Molson Beneficiary Representative shall be a "Continuing Representative" hereunder, so long as the Molson Family Group Beneficiaries and the other members of the Molson Family Group beneficially own at all times at least [insert number that is 2% of Aggregate Shares at Closing] Aggregate Shares (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification or recapitalization or similar transactions), including 825,000 Class A Exchangeable Shares and/or Company Shares in the aggregate subject to the Control Voting Trust Agreements (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions). The Molson Beneficiary Representative agrees to promptly notify the Trustee and the Coors Beneficiary Representative in writing if the Molson Beneficiary Representative shall cease to be a Continuing Representative hereunder.

        Section 3.04.    Exercise of Voting Rights.

          (a)   So long as the Trustee shall hold Trust Shares deposited pursuant to the provisions of this Agreement, the Trustee, as the holder of record of the Trust Shares, shall possess and shall be entitled to exercise all rights and powers of every nature as owner of legal title and holder of the Trust Shares, including the right to vote the Trust Shares in person or by its nominee or proxy or by written consent and to take part in and consent to any corporate or stockholders' action of any kind whatsoever (including approval of or consent to any merger or consolidation to which the Company may be a party, whether or not the surviving party, or the dissolution of the Company or the sale of all or any part of its business or assets). The Trustee agrees to vote the Trust Shares as provided in this Section 3.04 and to fulfill all of its other covenants, rights and obligations hereunder, notwithstanding that Pentland does not hold any Trust Shares at the date hereof and does not have a Beneficiary Account, or any economic or beneficial interest in any Trust Shares, or the Coors Trust may not hold, at any future time, any Trust Shares for which a Beneficiary Account has been established.

          (b)   The Trustee shall vote all Trust Shares and take such other actions as are necessary in order to exercise the voting rights attached to the Trust Shares as follows with respect to the election and removal of directors:

            (i)    (A) for any nominee standing for election to the board of directors of the Company (the "Board of Directors") that has been nominated by a nominating committee of the Board of Directors authorized to nominate such nominee pursuant to the Company's Certificate of Incorporation or Bylaws, and (B) against any other nominee; and

            (ii)   (A) so long as the Coors Beneficiary Representative is a Continuing Representative, if the Coors Beneficiary Representative so instructs the Trustee in writing, for the removal of any Coors Director (as defined in the Company's Certificate of Incorporation), and if the Coors Beneficiary Representative fails to so instruct the Trustee in writing, against the removal of any Coors Director, (B) so long as the Molson Beneficiary Representative is a Continuing Representative, if the Molson Beneficiary Representative so instructs the Trustee in writing, for the removal of any Molson Director (as defined in the Company's Certificate of Incorporation), and if the Molson Beneficiary Representative fails to so instruct the Trustee in writing, against the removal of any Molson Director, and (C) except as expressly provided in clause (A) or (B) above and unless otherwise unanimously instructed by each Continuing Representative hereunder, in accordance with the recommendation of the Board of Directors with respect to any proposal to remove any director of the Company.

          (c)   With respect to any other corporate action or matter (other than those addressed in Section 3.04(b)) on which holders of Company Shares or other Voting Securities are entitled to exercise their voting rights, whether by proxy, consent or otherwise (each, an "Other Voting Matter"), the Trustee shall vote all Trust Shares (and shall take such other actions as are necessary in order to exercise the voting rights attached to the Trust Shares), against the approval of such Other Voting Matter unless the Trustee shall have received from each Continuing Representative hereunder written instructions ("Approve Instructions"), in each case duly executed by such Continuing Representative, stating that such Continuing Representative wishes the Trustee to vote in favor of such Other Voting Matter and such Approve Instructions are not revoked by written instruction from such Continuing Representative delivered to the Trustee prior to the time specified for taking the specified action. If the Trustee receives Approve Instructions from each such Continuing Representative prior to the time specified for taking the specified action, the Trustee shall vote for approval of such Other Voting Matter. Without limiting the right of either Continuing Representative to instruct the Trustee (or to revise, revoke or amend such instruction) at any time prior to the taking of the relevant action by the Trustee, each Continuing Representative shall, subject to receiving adequate notice, use its reasonable best efforts to provide instructions to the Trustee at least two business days prior to the deadline for exercising any voting right.

          (d)   For the avoidance of doubt, in the event that any matter referred to in the provisions of Section 3.04(b) or (c) is proposed (whether pursuant to a request of a Continuing Representative, the Board of Directors or otherwise) to be acted upon by written consent in lieu of a meeting, the Trustee shall execute such written consents in accordance with Section 1.12 of the By-Laws of the Company as shall be effective to implement the election or removal of a director or other corporate action or matter to be implemented pursuant to the foregoing provisions of this Section 3.04.

          (e)   With respect to any corporate action or matter described in paragraph (b) or (c) above, the Trustee shall provide notice to the trustee under the Canadian Voting Trust Agreement as to the vote or action to be taken by the Trustee with respect to such action or matter at the time the Trustee has received instructions from the Continuing Representatives or otherwise makes a determination in accordance with the terms of this Agreement as to the vote or action to be taken by the Trustee.

          (f)    Each of the Continuing Representatives hereby undertakes, with respect to all matters concerning voting under this Agreement and the Canadian Voting Trust Agreement, to give similar instructions concerning such voting to the Trustee hereunder and to the trustee under the Canadian Voting Trust Agreement, such that there shall be no inconsistency between the instructions given by such Continuing Representative to such trustees.

        Section 3.05.    Trustee Has No Authority to Transfer.

          (a)   Except as set forth in this Section 3.05, and except for purposes of effecting a Permitted Encumbrance or a Permitted Hedge or a Transfer to a Permitted Family Transferee in accordance with Section 8.01, the Trustee shall have no authority to Transfer any of the Trust Shares.

          (b)   Upon receipt of a notice from a Beneficiary Representative that one or more Beneficiaries represented by such Beneficiary Representative has agreed to sell or otherwise Transfer their interests in Trust Shares in such Beneficiary's Beneficiary Account to one or more Third Party Transferees in compliance with Section 8.02 (which notice shall set forth the number of Trust Shares to be sold, the Beneficiary Transferor, the Third Party Transferee(s) (except in the case of a Transfer into the open market) and the proposed date of Transfer), then, upon delivery of such notice and the Certificate or Certificates corresponding to the Trust Shares to be sold, the Trustee shall:

            (i)    cause each non-transferring Beneficiary to receive a copy of such notice within five days of the Trustee's receipt thereof; and

            (ii)   in the case of Company Shares, not earlier than 10 days nor later than 20 days following the Trustee's receipt of such notice, unless precluded by an order, decree or judgment of any court of competent jurisdiction or unless the Trustee (after consultation with counsel pursuant to Section 6.09(c)) determines in good faith that such proposed Transfer does not comply with Section 8.02 or applicable law, deliver stock certificates for such Company Shares to the Company or its transfer agent (duly endorsed for transfer or accompanied by duly executed instruments of transfer with signatures guaranteed) together with a Notice of Conversion pursuant to Article Sixth of the Company's Certificate of Incorporation to effect (A) the conversion of such Company Shares pursuant to the Company's Certificate of Incorporation into shares of Class B Common Stock and (B) delivery of a stock certificate for such shares of Class B Common Stock to the Persons and places designated in the notice, which shares of Class B Common Stock will not be subject to the terms and provisions of this Agreement; and

            (iii)  in the event the transferring Beneficiary is not Transferring all of the Trust Shares represented by the Certificate or Certificates surrendered with the notice, upon the consummation of such Transfer specified in such notice, issue to the transferring Beneficiary a new Certificate in respect of such Trust Shares not Transferred and which are subject to this Agreement.

        Section 3.06.    Trustee's Agreement to Limited Authority to Sell.    The Trustee agrees that, except as otherwise provided in Section 3.05, the Trustee shall take no action, nor shall it allow any action to be taken, by which any Trust Shares shall be sold, transferred or otherwise disposed of during the term of this Agreement. The Trustee agrees that the Trustee will not permit or create any Encumbrance upon any Trust Shares, except pursuant to a Permitted Encumbrance or a Permitted Hedge. The exercise of voting rights by the Trustee pursuant to Section 3.04 shall not be deemed to constitute an Encumbrance.

        Section 3.07.    Trustee's Agreement to Certificate Legends.    The Trustee agrees that all Certificates shall have endorsed upon them a legend substantially as follows:

    "This certificate is issued pursuant to, and the transfer of this certificate and the shares represented hereby is restricted by, the provisions of a Voting Trust Agreement dated as of                         , 200    between                        , as Trustee, and the Beneficiaries named therein, as such agreement may be amended, supplemented or otherwise modified from time to time. By accepting this certificate, the holder hereof agrees to be bound by all of the provisions of such agreement, which agreement is on file at the registered Delaware office of the Company."

        Section 3.08.    Conversion of Company Shares.    In the event that a Beneficiary Representative notifies the Trustee that a Beneficiary for which the Beneficiary Representative is the Beneficiary Representative wishes that all or any portion of the Company Shares in respect of which such Beneficiary has a Beneficiary Account be converted into shares of Class B Common Stock of the Company in accordance with Article Sixth of the Company's Certificate of Incorporation, the Trustee shall take all actions necessary (including, but not limited to those required by the Company's Certificate of Incorporation), to effect such conversion. Notwithstanding anything to the contrary in this Agreement (including this Section 3.08), each Molson Family Group Beneficiary agrees that it shall not be permitted to convert any Company Shares to shares of Class B Common Stock under this Section 3.08 if, giving effect to such conversion, the Company Shares remaining subject to this Agreement, together with any Class A Exchangeable Shares (and associated rights) subject to the Canadian Voting Trust Agreement, would constitute in the aggregate less than 50.1% of the aggregate voting power of all then-outstanding Company Shares and Class A Exchangeable Shares (and associated rights) unless, at any time prior to such conversion, the aggregate number of Company Shares and Class A Exchangeable Shares of the Coors Family Group Beneficiaries deposited under this Agreement and/or the Canadian Voting Trust Agreement is less than the number (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions) of Company Shares initially deposited by the Coors Trust on the date hereof under this Agreement as a result of one or more Transfers (and associated conversion into Class B Common Stock) of Company Shares to a Third Party Transferee.

ARTICLE IV.
DIVIDENDS AND DISTRIBUTIONS

        Section 4.01.    Cash Dividends.    If, during the term of this Agreement the Trustees shall receive cash dividends with respect to the Trust Shares, the Trustee shall deposit the same in the relevant Beneficiary Account with respect to such Trust Shares and, subject to applicable withholding tax, shall remit the same to the Beneficiary with respect to whom such Beneficiary Account has been established and maintained. The Trustee may arrange with the Company for the direct payment by the Company, as applicable, to the Beneficiaries of any such dividends.

        Section 4.02.    Non-Stock Distributions.    If at any time during the term of this Agreement the Trustee shall receive or collect any moneys (other than in payment of cash dividends) or any property (other than Company Shares or Voting Securities) upon the Trust Shares, the Trustee shall deposit the same in the relevant Beneficiary Account with respect to such Trust Shares and, subject to applicable withholding tax, shall remit the same to the Beneficiary with respect to whom such Beneficiary Account has been established and maintained. The Trustee may arrange with the Company for the direct payment by the Company, as applicable, to the Beneficiaries of any such dividends.

        Section 4.03.    Stock Dividend or Distribution.    If the Trustee shall receive, as a dividend or other distribution upon any Trust Shares, any additional Company Shares or other Voting Securities, the Trustee shall deposit the same in the relevant Beneficiary Account with respect to such Trust Shares. Such Company Shares or other Voting Securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01. The Trustee shall record such additional Company Shares or other Voting Securities in the Beneficiaries' Beneficiary Accounts and issue Certificates in respect of such Company Shares or other Voting Securities to the applicable Beneficiaries.

        Section 4.04.    Recapitalization or Reclassification of Stock.    In the event of a recapitalization of the Company or reclassification of any Trust Shares deposited pursuant to this Agreement, the Trustee shall hold, subject to the terms of this Agreement, any Voting Securities issued as a result of such recapitalization or reclassification in respect of such Trust Shares. Certificates issued and outstanding under this Agreement at the time of such recapitalization or reclassification may remain outstanding or the Trustee may, in its discretion, substitute for such Certificates new voting trust certificates in appropriate form. Such Voting Securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01.

        Section 4.05.    Distribution upon Dissolution of the Company.    In the event of the liquidation, dissolution or winding up of the Company or any other distribution of the assets of the Company among its stockholders for the purpose of winding up its affairs, whether voluntary or involuntary, the Trustee shall initially deposit the money, securities, rights or property to which the Beneficiaries are entitled in respect of the Trust Shares in the respective Beneficiary Account and shall thereafter distribute or cause to be distributed the same, less any applicable withholding tax, to the Beneficiary of each respective Beneficiary Account.

        Section 4.06.    Distributions Upon Reorganization of the Company.    In the event the Company is merged, consolidated or amalgamated with or into another corporation or other business entity, the Trustee shall, in its discretion, and depending on the terms of the agreement authorizing such transaction, either (a) (i) receive and hold in the respective Beneficiary Account established for Beneficiaries hereunder any securities received on account of such merger, consolidation or amalgamation in respect of the Trust Shares that are Voting Securities of the successor received on account of such merger, consolidation or amalgamation (in which case Certificates issued and outstanding under this Agreement at the time of such merger, consolidation or amalgamation may remain outstanding or the Trustee may, at its discretion, substitute for such Certificates new voting trust certificates in appropriate form) and such Voting Securities of the successor corporation shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01, and (ii) distribute or cause to be distributed any money, other securities, rights or property so received, less any applicable withholding tax, to the Beneficiary for whom such Beneficiary Accounts have been established and maintained, or (b) distribute or cause to be distributed such Voting Securities of the successor corporation, together with any money, any other securities, rights or property so received, less any applicable withholding tax, to the Beneficiary for whom such Beneficiary Accounts have been established and maintained, in which case the Beneficiaries hereby agree, pursuant to Section 2.01(b), to deposit such Voting Securities with the Trustee under this Agreement. The Beneficiaries also agree to execute any amendments to this Agreement, if any are necessary, to perpetuate this Trust under the reorganized corporation.

ARTICLE V.
RIGHTS TO SUBSCRIBE

        Section 5.01.    Subscription Procedures.    In case any securities of the Company shall be offered for subscription to the holders of Trust Shares held by the Trustee as Trust Shares, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each Beneficiary. Upon receipt by the Trustee, at least two days prior to the last date fixed by the Company, as applicable, for subscription, of a request from any Beneficiary to subscribe in such Beneficiary's behalf, accompanied by the sum of money required to be paid for such securities, the Trustee shall make such subscription and payment on behalf of such Beneficiary, and upon receiving from the Company, as applicable, the certificates for the securities subscribed for, shall issue to such Beneficiary a Certificate in respect thereof if the same constitute Voting Securities and retain the same in such Beneficiary's Beneficiary Account and, if the same do not constitute Voting Securities, the Trustee shall deliver the same to the Beneficiary on whose behalf the subscription was made.

ARTICLE VI.
THE TRUSTEE

        Section 6.01.    Trustee's Right to Delegate.    The Trustee may vote all Trust Shares in person or by such person or persons (including any Beneficiary) as the Trustee may from time to time select as proxy or proxies. The Trustee may employ or use the services of accountants, attorneys, or any other qualified personnel to assist the Trustee or its agents to carry out any of the duties undertaken pursuant to this Agreement.

        Section 6.02.    Trustee's Right to Call Meetings of the Beneficiaries.    The Trustee may call a meeting of the Beneficiaries for any purpose which the Trustee desires, including discussions of any past or future exercise of its rights or powers under this Agreement, or for other informational purposes. Any vote of the Beneficiaries taken at a meeting called pursuant to this Section 6.02 is not binding on the Trustee.

        Section 6.03.    Trustee's Right to Incur Expenses.    The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel, and to incur and pay such other charges and expenses as it may deem necessary and proper for administering this Agreement.

        Section 6.04.    Trustee's Right to Reimbursement.    Each Beneficiary agrees to reimburse the Trustee for reasonable expenses and charges authorized under Section 6.03 upon demand therefor pro rata to such Beneficiary's Trust Shares.

        Section 6.05.    Trustee's Right to Indemnification.    The Beneficiaries severally agree to indemnify and hold harmless the Trustee and each agent or attorney of the Trustee acting hereunder from and against all liability and claims or proceedings of any nature arising from or in connection with the acceptance or administration of the Trust and the performance of its duties and obligations hereunder and the exercise of its rights and powers except liability and claims based solely upon the Trustee's bad faith, gross negligence or willful misconduct, and with such exception agree to be responsible for and to pay (pro rata in accordance with the number of Trust Shares represented by their respective Certificates) all damages, costs and expenses of or assessed against the Trustee of any nature, including fees of legal counsel, in connection with any such claim or proceeding.

        Section 6.06.    Right of Trustee to Compensation.    Each Beneficiary Representative agrees to pay to the Trustee from time to time 50% of the reasonable compensation as agreed upon from time to time by the Trustee and the Beneficiary Representatives for all services rendered by it hereunder.

        Section 6.07.    Trustee's Right to Participate.    The Trustee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee hereunder.

        Section 6.08.    Trustee's Powers.    The Trustee is authorized and empowered to construe this Agreement, and the Trustee's reasonable construction made in good faith shall be conclusive and binding upon the Beneficiaries and upon all parties hereto.

        Section 6.09.    Trustee's Liability.

          (a)   The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Trustee may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability hereunder, except for its own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Trustee's acts pursuant to its rights and powers as Trustee, such acts shall be deemed reasonable unless proved to the contrary by clear and convincing evidence.

          (b)   The Trustee shall always be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, telegram, telex, guarantee, affidavit or other paper or document or signature believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

          (c)   The Trustee may consult with legal counsel (including legal counsel to the Company or its subsidiaries) pursuant to Section 6.01, and any action under this Agreement taken or suffered in good faith by him in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Trustee shall be fully protected and be subject to no liability in respect thereof.

        Section 6.10.    Trustee's Resignation or Removal.    The Trustee may resign by giving notice to each of the Beneficiary Representatives and the Company of its resignation 30 days prior to the effective date of such resignation. The Trustee may be removed at any time and from time to time, with or without cause, upon the delivery to the Trustee of written notice to such effect from each Person who is a Continuing Representative hereunder, such removal to be effective on the date the successor Trustee is appointed by the Continuing Representatives.

        Section 6.11.    Appointment of Successor Trustee.    The Coors Beneficiary Representative and the Molson Beneficiary Representative shall jointly be entitled to appoint a successor to the Trustee upon the resignation, removal, dissolution, death or incapacity to act of the Trustee.

        Section 6.12.    Rights of Successor Trustee.    Any successor to the Trustee named herein shall enjoy all the rights, powers, interests and immunities of the Trustee as originally conferred by this Agreement. All right, title and interest in Trust Shares of any Trustee who may resign, die, be removed or become incapacitated to act shall, upon such resignation, removal, death or incapacity, vest in the successor Trustee.

        Section 6.13.    Transfer by Successor Trustee.    Notwithstanding any change in the Trustee, the certificates for Trust Shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee for the time being with the same effect as if endorsed and transferred by the Trustee who has ceased to act. Any successor Trustee is authorized and empowered to cause any further transfer of said Trust Shares to be made which may be necessary through the occurrence of a change in the person acting as Trustee hereunder.

        Section 6.14.    Trustee's Acceptance of Trust.

          (a)   The Trustee by executing this Agreement, and each successor Trustee, upon being appointed as such, accepts the trust created hereby and agrees to carry out the terms and provisions hereof. The Trustee represents that neither the execution or delivery of this Agreement by the Trustee, nor the performance or observance by the Trustee of the terms, conditions or provisions hereof, does or will conflict with or violate any agreement or instrument to which the Trustee is a party.

          (b)   The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

ARTICLE VII.
TERMINATION

        Section 7.01.    Termination.    This Agreement shall terminate upon the earliest to occur of the following: (a) the date on which each Continuing Representative hereunder agrees in writing to terminate this Agreement, (b) the date on which each of the Coors Beneficiary Representative and the Molson Beneficiary Representative shall have ceased to be a Continuing Representative hereunder, and (c) the date on which 90 consecutive days have elapsed during which no Trust Shares were governed by this Agreement.

        Section 7.02.    Trustee's Rights and Duties Upon Termination.    The termination of this Agreement shall not affect the rights of the Trustee set forth in Section 6.03, Section 6.04, Section 6.05 and Section 6.06.

          (a)   As soon as practicable after the termination of this Agreement the Trustee shall deliver to the Beneficiaries stock certificates or instruments of transfer representing the number of Trust Shares or other securities to which such Beneficiary is entitled upon such termination in accordance with such Beneficiary's Beneficiary Account, such delivery to be contingent upon the surrender by the Beneficiary of the Certificates issued by the Trustee in respect of such Trust Shares or other securities, properly endorsed for transfer, and upon payment by the Beneficiaries of a sum sufficient to cover any tax or governmental charge in respect of the transfer or delivery of such stock certificates or instruments of transfer. As a further condition to delivery of such stock certificates or instruments of transfer, the Beneficiaries shall pay the Trustee any compensation due and payable pursuant to Section 6.06 and pay, indemnify and reimburse the Trustee for any and all necessary or proper liabilities incurred and disbursements made by the Trustee hereunder and not reimbursed prior thereto.

          (b)   If any such Beneficiary cannot be located or fails or refuses to surrender Certificates in exchange for Trust Shares or other securities as aforesaid, the Trustee may in its discretion deliver such Trust Shares or other securities to the Company or to any bank or trust company qualified to transact business in the State of Delaware for the benefit of the Person or Persons entitled thereto. Upon any such delivery the Trustee shall be fully acquitted and discharged with respect to said Trust Shares or other securities.

ARTICLE VIII.
RESTRICTIONS ON TRANSFER OF VOTING
TRUST CERTIFICATES OR OF ANY BENEFICIAL
INTERESTS HEREUNDER

        Section 8.01.    Nature of Restrictions.    No beneficial interests in any Trust Shares, whether or not represented by Certificates issued pursuant to this Agreement, may be Transferred, except that (i) a Beneficiary may transfer all or a portion of its beneficial interest in Trust Shares in such Beneficiary's Beneficiary Account to (A) the Permitted Family Transferees of such Beneficiary (in which event, as a condition to such transfer, if the Transferor was a Molson Family Group Beneficiary, the Transferor shall cause the Transferee thereupon to become a signatory hereto and the Transferee will thereupon become a Molson Family Group Beneficiary and if the Transferor was a Coors Family Group Beneficiary, the Transferor shall cause the Transferee thereupon to become signatory hereto and the Transferee will thereupon become a Coors Family Group Beneficiary) or (B) any other Beneficiary hereunder (collectively, the "Permitted Transferees"), subject to the further condition that the Trust Shares subject to such Transfer shall remain in trust pursuant to this Agreement and no such Transfer shall be valid unless the transferee consents in writing to be bound as a Beneficiary hereunder; (ii) a Beneficiary may make a disposition in accordance with Section 8.02 hereof; and (iii) a transfer, sale or issuance of securities in the Beneficiary or any other Person with a direct or indirect equity interest in such Beneficiary may be effected so long as, after giving effect thereto, the Beneficiary remains a member of the Molson Family Group or Coors Family Group, as the case may be.

        Section 8.02.    Third Party Transfers.    A Beneficiary may Transfer (a) its beneficial interest in any Trust Shares to one or more third party transferees other than a Permitted Transferee (each, a "Third Party Transferee") provided that such Transfer constitutes a Permitted Encumbrance or a Permitted Hedge and/or (b) its beneficial interest in Trust Shares that are Company Shares to a Third Party Transferee provided that prior to such Transfer such Company Shares are converted as permitted pursuant to Article Sixth of the Company's Certificate of Incorporation so that the Third Party Transferee receives only shares of Class B Common Stock. Any such conversion and Transfer described in clause (b) shall be effected by the transferring Beneficiary's Beneficiary Representative causing the Trustee, in accordance with Section 3.05(b), to take such actions as are required by such section to effect such conversion and Transfer and to release such Trust Shares (and the shares of Class B Common Stock issued upon conversion thereof) from the Trust created hereby, whereupon such shares shall no longer be subject to this Agreement. Following any such conversion and Transfer described in clause (b), this Agreement shall continue in full force and effect with respect to all other Trust Shares not subject to such Transfer. Notwithstanding anything to the contrary in this Agreement (including this Section 8.02), each Molson Family Group Beneficiary agrees that it shall not be permitted to make a Transfer of its beneficial interests in Trust Shares under this Section 8.02 nor convert any Company Shares to Class B Common Stock if, giving effect to such Transfer or the requisite conversion, the Company Shares remaining subject to this Agreement, together with any Class A Exchangeable Shares (and associated rights) subject to the Canadian Voting Trust Agreement, would constitute in the aggregate less than 50.1% of the aggregate voting power of all then-outstanding Company Shares and Class A Exchangeable Shares (and associated rights) unless, at any time prior to such Transfer or conversion, the aggregate number of Company Shares and Class A Exchangeable Shares of the Coors Family Group Beneficiaries deposited under this Agreement and/or the Canadian Voting Trust Agreement is less than the number (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions) of Company Shares initially deposited by the Coors Trust on the date hereof under this Agreement as a result of one or more Transfers (and associated conversion into Class B Common Stock) of Company Shares to a Third Party Transferee.

        Section 8.03.    Agreement Not to Cause Conversion Right.    The Beneficiaries agree that, notwithstanding anything herein to the contrary, (i) no Beneficiary shall be permitted to make any sale, transfer or other disposition of any beneficial interest in any Trust Shares if, as a result thereof, any shares of Class B Common Stock of the Company or Class B Exchangeable Shares shall become convertible into Company Shares or Class A Exchangeable Shares pursuant to the provisions of Article Fifth of the Company's Restated Certificate of Incorporation or of Article 16 of the Exchangeable Share Provisions, respectively, (ii) in no event shall any Transfer be made pursuant to Section 8.02 if such Transfer would constitute or require an "Exclusionary Offer" (as defined in Article Fifth of the Company's Restated Certificate of Incorporation or of Article 16.1 of the Exchangeable Share Provisions), (iii) unless otherwise expressly instructed in writing unanimously by each of the Beneficiary Representatives in connection with the occurrence of an "Exclusionary Offer" (as defined in Article Fifth of the Company's Restated Certificate of Incorporation or in Article 16.1 of the Exchangeable Share Provisions), the Trustee is hereby specifically empowered and directed to deliver any and all certificates and other documents pursuant to such Article Fifth or Article 16 as may be necessary or advisable to prevent the Class B Common Stock or Class B Exchangeable Shares from becoming convertible into Company Shares or Class A Exchangeable Shares, as the case may be, pursuant to such Article Fifth or Article 16 and (iv) no Beneficiary shall be permitted to take any actions contrary to any certificate that has been delivered to the Company pursuant to paragraph (i) of Article Fifth of the Company's Restated Certificate of Incorporation (a "Blocking Certificate") or that would cause any Blocking Certificate to be untrue or invalid. Without limiting any of the foregoing, the Trustee acknowledges and advises the Beneficiaries that it is delivering to the Company concurrently with the execution and delivery of this Agreement a Blocking Certificate, and the Trustee further agrees not to rescind or withdraw such Blocking Certificate without the prior written consent of each Beneficiary Representative. If necessary to maintain the effectiveness of the Blocking Certificate following a permitted Transfer hereunder, the Trustee shall deliver to the Company an additional or replacement Blocking Certificate.

        Section 8.04.    Legend.    Each Beneficiary agrees that all Certificates now held or hereafter obtained by him shall have endorsed upon them a legend substantially in the form set forth in Section 3.07.

ARTICLE IX.
MISCELLANEOUS

        Section 9.01.    Relationships Created Hereunder.    The trust created by this Agreement is not intended to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company or association. The relationship of the Beneficiaries to the Trustee shall be solely that of Beneficiaries of the trust created by this Agreement and their rights shall be limited to those conferred upon them by this Agreement.

        Section 9.02.    Deposit of Stock Certificates.    The stock certificates received by the Trustee from the Company pursuant to the provisions of Section 2.01(d) shall be deposited, within a reasonable time after receipt thereof by the Trustee, either in a safe deposit box rented by the Trustee or with a depository bank or trust company located in the City of Wilmington, Delaware.

        Section 9.03.    Amendments.    This Agreement may be amended by an instrument or instruments in writing executed by the Trustee, the Coors Beneficiary Representative and the Molson Beneficiary Representative (neither of which need be Continuing Representatives at the time of such action); provided that the Trustee may, without the consent of any Beneficiary, amend this Agreement (including any exhibit hereto) in order to (i) reflect the admission in accordance with the terms of this Agreement of additional persons to the Agreement as Beneficiaries so long as such persons have agreed in writing to be bound by the terms and provisions of this Agreement or (ii) update any exhibit hereto to reflect any changes in any Beneficiary's name, address or number of Trust Shares set forth thereon. Executed counterparts of all amendments shall be filed at the registered office of the Company in the City of Wilmington, Delaware.

        Section 9.04.    Notices.    Any and all notices, requests, demands, or other communications provided for hereunder shall be given in writing by personal service or by registered or certified mail, postage prepaid, addressed to the intended recipients at the addresses set forth in Exhibit A hereto, in the case of any Beneficiary, or Exhibit C hereto, in the case of the Trustee, or at such other addresses as the intended recipients may have designated in written notices to the other parties hereto. A notice shall be deemed to have been received when delivered personally or five days after being mailed.

        Section 9.05.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, executors, administrators and permitted assigns, including successors to any Beneficiary by merger, consolidation or otherwise.

        Section 9.06.    Gender and Number.    With respect to words used in this Agreement, the singular form shall include the plural form, the masculine gender shall include the feminine or neuter gender, and vice versa, as the context requires.

        Section 9.07.    Descriptive Headings.    The descriptive headings of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        Section 9.08.    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

        Section 9.09.    Severability.    If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

        Section 9.10.    Governing Law.    This Agreement shall be construed under, and its validity determined by, the laws of the State of Delaware. The validity and administration of the trust created hereunder shall be governed by the laws of the State of Delaware.

        Section 9.11.    Enforcement.    Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware and (d) hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. By the execution and delivery of this Agreement, each Beneficiary hereto appoints Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808, as its agent upon which process may be served in any such legal action or proceeding. Service of process upon such agent, together with notice of such service given to any Beneficiary in the manner specified in Section 9.04 shall be deemed in every respect effective service of process upon such Beneficiary in any legal action or proceeding.

        Section 9.12.    Remedies.    The parties hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties hereto agree that in addition to all other rights and remedies available at law or in equity, the parties hereto shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.

        Section 9.13.    Third Parties.    Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective permitted transferees, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

        Section 9.14.    Right of Examination.    An executed counterpart of this Agreement shall be deposited with the Company at its registered office in the City of Wilmington, Delaware. This Agreement shall be subject to the right of examination by a stockholder of the Company, in person or by agent or attorney, as provided by law, and shall be subject to examination by any holder of a beneficial interest in the voting trust created by this Agreement, either in person or by agent or attorney, at any reasonable time for any proper purpose.

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        IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first above written.

Adolph Coors, Jr. Trust dated September 12, 1969
By:
Name: Title:

Pentland Securities (1981) Inc.
By:
Name: Title:
Trustee:

EXHIBIT A
TO EXHIBIT C
BENEFICIARIES

Name: Address:	Number of Company Shares:

C-A-1

EXHIBIT B
TO EXHIBIT C

    This certificate is issued pursuant to, and the transfer of this certificate and the shares represented hereby is restricted by, the provisions of a Voting Trust Agreement dated as of            , 200            between            , as Trustee, and the Beneficiaries named therein, as such agreement may be amended, supplemented or otherwise modified from time to time. By accepting this certificate, the holder hereof agrees to be bound by all of the provisions of such agreement, which agreement is on file at the registered Delaware office of the Company.

VOTING TRUST CERTIFICATE

No.	Shares

MOLSON COORS BREWING COMPANY
(Incorporated under the laws of the State of Delaware)

VOTING TRUST CERTIFICATE IN RESPECT OF COMMON STOCK

        THIS CERTIFIES that there have been deposited with the undersigned as Trustee under the Voting Trust Agreement dated as of                        , 200    and any amendments thereto (the "Agreement"), certificates or instruments of transfer for shares of Class A Common Stock, par value of $0.01 (voting), of Molson Coors Brewing Company, a Delaware corporation (the "Company"), in the number set forth above on this Certificate, and that                        , or registered assigns, is entitled to all the benefits specified in the Agreement arising from said shares deposited with the Trustee, all as provided in and subject to the terms and conditions of the Agreement to which reference is hereby made. All capitalized terms shall have the meaning ascribed thereto in the Agreement, unless otherwise specified herein.

        Until the Trustee shall have delivered the shares or instruments of transfer held by him under the Agreement to the holders of the Voting Trust Certificates issued pursuant to the Agreement, the Trustee (or its successor in trust), subject to the terms of the Agreement, shall possess and shall be entitled to exercise all rights and powers of every nature of owners of legal title and holders of said shares, including the right to vote said shares in person or by its nominees or proxies or by written consent and to take part in and consent to any corporate or stockholders' action of any kind whatsoever (including, without limitation, approval of or consent to any merger or consolidation to which the Company may be a party, whether or not the surviving party, or the dissolution of the Company or the sale of all or any part of its business or assets), it being expressly stipulated that no voting right passes to the above-named owner hereof or assigns by or under this Certificate or by or under any agreement, express or implied. The holder of this Certificate, by acceptance hereof, consents to all the provisions of the Agreement and agrees to be bound thereby.

        This Certificate is transferable on the books of the Trustee only in accordance with the provisions of the Agreement and only by the registered holder hereof in person or by attorney duly authorized, and upon the surrender hereof.

        IN WITNESS WHEREOF, the Trustee has executed this Certificate this    day of                        , 200    .

[Insert name], Trustee

C-B-1

EXHIBIT C
TO EXHIBIT C
ADDRESS OF THE TRUSTEE

C-C-1

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  Exhibit 2.1